                                                                 EXHIBIT 10.17


CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. * INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION.

                             JOINT VENTURE AGREEMENT

                                      AMONG

                           SEQUANA THERAPEUTICS, INC.,

                     MEMORIAL SLOAN-KETTERING CANCER CENTER

                                       AND

                             GENOS BIOSCIENCES, INC.


                                   DATED AS OF

                                JANUARY 29, 1997

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                            FORMATION OF THE COMPANY
       2.1    Name and Office..........................................................................  8
       2.2    Business Purposes........................................................................  8
       2.3    Fiscal Year..............................................................................  8
       2.4    Limitation on Authority..................................................................  8

                                   ARTICLE III

                                  CONTRIBUTIONS
       3.1    Initial Contributions by the Shareholders................................................  9
       3.2    Issuance of Shares of Class A Common Stock to the Shareholders...........................  9
       3.3    Additional Contributions by the Shareholders.............................................  9

                                   ARTICLE IV

                                   MANAGEMENT
       4.1    Board of Directors......................................................................  10
       4.2    Authority of the Board of Directors...................................................... 12
       4.3    Adoption of Annual Plan.................................................................. 13
       4.4    Required Approval for Certain Actions.................................................... 13
       4.5    Deadlock................................................................................. 15
       4.6    Officers................................................................................. 15
       4.7    Scientific Advisory Committee............................................................ 16
       4.8    Company Equity Plan...................................................................... 17

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF THE PARTIES; INDEMNIFICATION
       5.1    Representations and Warranties of Sequana................................................ 17
       5.2    Representations and Warranties of MSK.................................................... 18
       5.3    Survival of Representations and Warranties............................................... 19
       5.4    Indemnification of the Company by Sequana................................................ 20
       5.5    Indemnification of the Company by MSK.................................................... 20
       5.6    Indemnification Procedure................................................................ 20

                                   ARTICLE VI

                            AGREEMENTS OF THE PARTIES

                                                                                                      Page
                                                                                                      ----
       6.1    Other Business Activities; Exculpation................................................... 21
       6.2    Company Rights of First Negotiation...................................................... 21
       6.3    Sequana Right of First Negotiation....................................................... 22
       6.4    Rights of the Company.................................................................... 23
       6.5    Interested Party Transactions............................................................ 23
       6.6    Confidentiality.......................................................................... 23
       6.7    Consents and Approvals................................................................... 24

                                   ARTICLE VII

                               SHAREHOLDER REPORTS
       7.1    Independent Auditors..................................................................... 24
       7.2    Reports to Shareholders.................................................................. 24

                                  ARTICLE VIII

                         ADMISSION OF NEW SHAREHOLDERS;
                              TRANSFER OF INTERESTS
       8.1    Issuance of Shares....................................................................... 25
       8.2    Transfer of Shares....................................................................... 25
       8.3    Sequana Change of Control................................................................ 26

                                   ARTICLE IX

                          TERMINATION OF THE AGREEMENT
       9.1    Termination Events....................................................................... 26
       9.2    Events Upon Termination of the Agreement................................................. 27
       9.3    Distribution Upon Termination of the Agreement........................................... 28
       9.4    Distributions in Cash or in Kind......................................................... 28
       9.5    Time for Liquidation..................................................................... 28
       9.6    Shareholders Not Personally Liable for Return of Capital Contributions................... 29
       9.7    Ownership of Results..................................................................... 29
       9.8    Survival of Termination.................................................................. 29

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
       10.1   Amendments............................................................................... 29
       10.2   Notices.................................................................................. 29
       10.3   Counterparts............................................................................. 31
       10.4   Table of Contents and Headings........................................................... 31
       10.5   Successors and Assigns................................................................... 31
       10.6   Severability............................................................................. 31
       10.7   Non-Waiver............................................................................... 31
       10.8   Applicable Law........................................................................... 31
       10.9   Entirety of Agreement.................................................................... 31

                                                                                                      Page
                                                                                                      ----
Exhibit A     By-laws..................................................................................A-1
Exhibit B     Certificate of Incorporation.............................................................B-1
Exhibit C     MSK License Agreement....................................................................C-1
Exhibit D     MSK Services Agreement...................................................................D-1
Exhibit E     Sequana License Agreement................................................................E-1
Exhibit F     Sequana Services Agreement...............................................................F-1
Exhibit G     1997 Annual Plan.........................................................................G-1

                             JOINT VENTURE AGREEMENT



              THIS JOINT VENTURE AGREEMENT, dated as of the 29th day of January, 1997, among Sequana Therapeutics, Inc., a California corporation ("Sequana"), and Memorial Sloan-Kettering Cancer Center, a New York not-for profit corporation ("MSK" and, together with Sequana, the "Shareholders") and Genos Biosciences, Inc., a Delaware corporation (the "Company").

              WHEREAS, Sequana and MSK have entered into an Agreement in Principle, dated as of August 20, 1996 (the "Agreement in Principle"), setting forth the terms on which Sequana and MSK propose to establish the Company in order to conduct a joint venture with the commercial purposes of researching and identifying genes and related gene sequence information associated with the etiology of breast, prostate and colon cancer;

              WHEREAS, immediately prior to the execution hereof, the Shareholders have formed the Company for the purpose of conducting the joint venture;

              WHEREAS, concurrently with the execution hereof, each of Sequana and MSK will enter into a License Agreement (collectively, the "License Agreements") with the Company pursuant to which each of Sequana and MSK will grant certain rights to the Company;

              WHEREAS, concurrently with the execution hereof, each of Sequana and MSK will enter into a Warrant Agreement (the "Warrant Agreement") pursuant to which Sequana will issue and sell to MSK a warrant to purchase 350,000 shares of Sequana common stock, par value $.01 per share;

              WHEREAS, concurrently with the execution hereof, each of Sequana and MSK is contributing the initial capital of the Company (the "Initial Contribution");

              WHEREAS, in consideration for each party's Initial Contribution and execution of its respective License Agreement, Sequana and MSK will each initially own fifty percent (50%) of the outstanding voting stock of the Company; and

              WHEREAS, the parties desire to confirm their understandings with respect to the manner in which the Company will be organized and operated subsequent to the date hereof and their understandings with respect to their respective stock ownership in the Company.

              NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

              As used herein the following terms have the meaning set forth below:

              "Affiliate" shall mean, in respect of any specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified.

              "Agreement" shall mean this Joint Venture Agreement among Sequana, MSK and the Company.

              "Agreement in Principle" shall have the meaning given to such term in the recitals hereto.

              "Annual Plan" shall have the meaning given to such term in Section
4.3. The 1997 Annual Plan is attached hereto as Exhibit G.

              A Person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own," any securities which such Person or any of its Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act.

              "Board" shall have the meaning given to such term in Section 4.1.

              "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York or California) on which banks are open for business in New York, New York and San Diego, California.

              "Business Plan" shall mean a business plan for the Company for the three year period ending December 31, 1999 setting forth the proposed plan of operations for the Company, including a forecast of expenditures and operating costs in sufficient detail to enable the Shareholders to have a clear understanding of the nature of such proposed plans and expenditures and the reasons therefor.

              "By-laws" shall mean the By-laws of the Company substantially in the form attached hereto as Exhibit A.

              "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company substantially in the form attached hereto as Exhibit B.

              "Chairman" shall have the meaning given to such term in Section
4.1.

              "Chief Executive Officer" shall have the meaning given to such term in Section 4.6.

               "Class A Common Stock" shall mean the Company's Class A Common Stock, par value $.01 per share.

               "Class B Common Stock" shall mean the Company's Class B Common Stock, par value $.01 per share.

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

              "Common Stock" shall mean the Class A Common Stock together with the Class B Common Stock.

              "Company" shall mean Genos Biosciences, Inc., a Delaware corporation.

              "Company Opportunity" shall have the meaning given to such term in
Section 6.3.

              "Control" shall mean, with respect to a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person.

              "Deadlock" shall have the meaning given to such term in Section
4.5 hereof.

              "Equity Plan" shall have the meaning given to such term in Section 4.8.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

              "Field" shall mean the identification and biological characterization of genes, regulatory elements and patterns of expression that cause, or create a predisposition to, or involve the natural history, response to therapy or suppression of, breast, prostate and colon cancer for the purpose of the commercial development of diagnostic, prognostic and therapeutic products and services therefrom with respect to such three types of cancer.

                    "Fiscal Year" shall mean the fiscal year of the Company, as determined pursuant to Section 2.3 hereof.

              "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

               "Initial Contribution" shall have the meaning given to such term in the recitals hereto and ss. 3.1(a) and (b).

              "IND" or "Investigational New Drug Application" shall mean an application to the United States Food and Drug Administration or the equivalent agency of Canada, Japan or any country in the European Union to commence Phase I clinical trials of a drug.

              "Indemnified Party" shall have the meaning given to such term in
Section 5.6.

              "Indemnifying Party" shall have the meaning given to such term in
Section 5.6.

              "Independent Director" for purposes of ss. 4.1(c) and (d) shall mean a person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in Sequana or MSK or any of their respective Affiliates (other than by reason of ownership of not more than 1% of any class of securities thereof), and (iii) is not connected with Sequana or MSK or any of their respective Affiliates as an officer, employee, consultant, agent, advisor, representative, trustee, partner, director (other than of the Company) or person performing similar functions.

              "Insolvency Event" shall mean, with respect to any Person, (i) the making of a general assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in (vii) below, (vi) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person or of such Person's assets or any substantial portion thereof.

              "Intellectual Property Holding Company" shall have the meaning given to such term in Section 9.7.

              "Interested Party Transaction" shall mean any transaction or series of similar transactions to which the Company is a party in which the amount involved exceeds $50,000 and in which any of the following has a direct or indirect material interest: any director, employee or holder of more than 1% of the outstanding shares of capital stock of the Company.

              "License Agreements" shall have the meaning given to such term in the recitals hereto.

              "Losses" shall mean all losses, damages, liabilities, claims, out-of-pocket costs and expenses, of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including, without limitation, any and all legal expenses.

              "Management" shall have the meaning given to such term in Section
4.6 hereof.

              "MSK" shall have the meaning set forth in the preamble hereto.

              "MSK Data" shall have the meaning given such term in the MSK License Agreement.

              "MSK License Agreement" shall mean the License Agreement dated as of the date hereof between the Company and MSK substantially in the form attached hereto as Exhibit C.

              "MSK Opportunity" shall have the meaning given to such term in
Section 6.2(b) hereof.

              "MSK Services Agreement" shall mean the Services Agreement dated as of the date hereof between the Company and MSK substantially in the form attached hereto as Exhibit D.

               "Other MSK Agreements" shall have the meaning set forth in
Section 5.2(b).

               "Other Sequana Agreements" shall have the meaning set forth in
Section 5.1(b).

              "NDA" or "New Drug Application" shall mean a new drug application to the United States Food and Drug Administration or the equivalent agency of Canada, Japan or any country in the European Union to commence commercial sales of a drug.

              "Officers" shall have the meaning given to such term in Section 4.6(e) hereof.

              "Permitted Persons" shall have the meaning given to such term in
Section 6.1 hereof.

              "Person" shall mean any individual, entity, firm, corporation, partnership, association, limited liability company, joint-stock company, trust, or unincorporated organization.

              "Related Party" shall mean, with respect to any Person who is not an individual, a stockholder, director, officer, employee, partner or member of such Person.

              "Research" shall mean all work by or on behalf of the Company in the Field during the term of this Agreement.

              "Research Director" shall have the meaning given to such term in
Section 4.6 hereof.

              "Results" shall have the meaning set forth in Section 6.4 hereof.

              "Scientific Advisory Committee" shall have the meaning set forth in Section 4.7 hereof.

               "Senior Management" shall have the meaning set forth in Section 4.6(d) hereof.

              "Sequana" shall have the meaning set forth in the preamble hereto.

              "Sequana Change in Control" shall occur upon any of the following:
(i) any "person" (as defined in Section 13(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of more than 50% of the total voting power of all shares of capital stock of Sequana entitled to vote generally in the election of directors (the "Voting Shares") unless the event(s) resulting in such beneficial ownership is a Business Combination (as defined below) following which each of subclause (A) through (C) of clause (iv) of this paragraph apply, or (ii) a change in the composition of the Board of Directors of Sequana such that the individuals who, as of the date hereof, constitute the Sequana Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Sequana Board; provided, however, that for purposes hereof, any individual who becomes a member of the Sequana Board whose election was approved by a majority of the Incumbent Board (other than in response to an actual or threatened (in writing) election contest or other solicitation of proxies or consents) will be considered as though such individual were a member of the Incumbent Board; or (iii) the sale or other disposition (including by merger, consolidation or otherwise) of all or substantially all of the assets of Sequana as an entirety to a "person" (as defined in Section 13(d) of the Exchange Act); or (iv) the consummation of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners of the outstanding Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Sequana either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Voting Shares, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Sequana or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

              "Sequana License Agreement" shall mean the License Agreement dated as of the date hereof between the Company and Sequana substantially in the form attached hereto as Exhibit E.

              "Sequana Opportunity" shall have the meaning given to such term in
Section 6.2(a) hereof.

              "Sequana Services Agreement" shall mean the Services Agreement dated as of the date hereof between the Company and Sequana substantially in the form attached hereto as Exhibit F.

              "Sequana Technology" shall have the meaning given to such term in the Sequana License Agreement.

               "Services Agreements" shall mean the MSK Services Agreement and the Sequana Services Agreement.

               "Shareholder Chief Executive Officers" shall have the meaning given to such term in Section 4.5 hereof.

              "Shareholders" shall mean Sequana and MSK.

              "Supermajority Approval" shall have the meaning given to such term in Section 4.4 hereof.

              "Termination Event" shall have the meaning given to such term in
Section 9.1 hereof.

              "Transfer" shall have the meaning given to such term in Section
8.2.

              "Warrant Agreement" shall have the meaning given to such term in the recitals hereto.


                                   ARTICLE II

                            FORMATION OF THE COMPANY

              2.1  Name and Office.

                    (a) The name of the Company shall be "Genos Biosciences, Inc."

                    (b) The Company shall initially maintain an office at 11099
N. Torrey Pines Road, Suite 220, La Jolla, CA 92037. At any time hereafter, the Board may change the principal office of the Company.

                    (c) The registered office of the Company shall be located at 1209 Orange Street, Wilmington, Delaware 19801 (New Castle County), and the registered agent for service of process on the Company at such address shall be The Corporation Trust Company, unless and until changed by the Board.

              2.2 Business Purposes. Unless otherwise agreed by the Shareholders, the purposes of the Company are (i) to research and identify and biologically characterize genes and related genetic sequence information associated with the etiology of breast, colon and prostate cancer for the purpose of developing and selling diagnostic, prognostic and therapeutic products and services, (ii) licensing any such technologies, products and services, as the Board deems advisable, (iii) establishing commercial and academic relationships with entities in addition to the Shareholders in order to further the Company's business objectives including, without limitation, to secure state-of-the-art technology, clinical expertise and clinical materials and (iv) to engage in such other activities in connection with the foregoing as the Board deems necessary or advisable.

              2.3 Fiscal Year. Unless otherwise agreed by the Board, the fiscal year of the Company shall end on December 31, and the initial fiscal year of the Company shall commence on the date hereof and end on December 31, 1996.

              2.4 Limitation on Authority. Nothing in this Agreement shall be construed to make either Shareholder the agent of the other. Neither Shareholder shall have the authority to bind the other or the Company except as expressly provided by the terms of this Agreement.

                                   ARTICLE III

                                  CONTRIBUTIONS

             3.1    Initial Contributions by the Shareholders.

                    (a)  Contemporaneously with the execution hereof:

                (i) Sequana shall contribute to the Company $1,185,400 in
                    immediately available funds;

               (ii) Sequana shall contribute intellectual property to the
                    Company by entering into the Sequana License Agreement; and

              (iii) Sequana and the Company shall enter into the Sequana
                    Services Agreement.

                    (b)  Contemporaneously with the execution hereof:

              (i) MSK shall contribute to the Company $814,600 in immediately available funds;

              (ii) MSK shall contribute biological material and records, and intellectual property rights in and to the same, to the Company to the extent provided in the MSK License Agreement; and

              (iii) MSK and the Company shall enter into the MSK Services
                    Agreement.

                3.2 Issuance of Shares of Class A Common Stock to the Shareholders. In consideration for each party's Initial Contribution and the execution of its respective License Agreement, the Company shall issue to each of the Shareholders 200,000 shares of Class A Common Stock.

                3.3 Additional Contributions by the Shareholders.

                    (a) Upon the approval by the Board of the Business Plan, each Shareholder shall invest in the Company $2 million in immediately available funds in exchange for 400,000 shares of Class A Common Stock each.

                    (b) Any request by the Board for a capital contribution to the Company by the Shareholders in addition to those contemplated by Section 3.3(a) must be approved by the Supermajority Approval specified in Section 4.4 hereof. In the event of such approval, the Board shall notify the Shareholders of the amount of additional capital contribution required from each and the date by which such additional capital contribution shall be made to the Company. Upon written notice from the Board, each of the Shareholders agrees to make a capital contribution to the Company of up to an additional $2 million in immediately available funds.

                    (c) The Shareholders agree that the prompt contribution of capital to the extent specifically required hereunder is of the essence and subject to the terms of Section 4.3(b) hereof, that the failure to make such payments as provided herein will constitute a "material breach of a material provision" for purposes of Section 9.1(c) and (d) hereunder.


                                   ARTICLE IV

                                   MANAGEMENT

 .             4.1  Board of Directors.

                    (a) Prior to or immediately following the execution hereof, the Shareholders shall elect a new Board of Directors of the Company (the "Board") which shall consist initially of six (6) directors with three (3) directors to be designated by Sequana (the "Sequana Directors") and three (3) directors to be designated by MSK (the "MSK Directors"). The Sequana Directors shall initially consist of: Kevin Kinsella, Irwin Lerner, and Scott Salka. The MSK Directors shall initially consist of: Fred Adler, John Gunn and Paul Marks.

                    (b) If the Board so determines by the Supermajority Approval specified in Section 4.4 hereof, the Shareholders shall increase membership on the Board by one (1) by electing the Chief Executive Officer to the Board.

                    (c) If the Board so determines by the Supermajority Approval specified in Section 4.4 hereof, the Shareholders shall increase membership on the Board by two (2) by electing two (2) Independent Directors. Subject to ratification by the MSK Directors, the Sequana Directors may designate one (1) of the Independent Directors. The Independent Director designated by Sequana shall be deemed a "Sequana Director" for all purposes of this Agreement. Subject to ratification by the Sequana Directors, the MSK Directors may designate one
(1) of the Independent Directors. The Independent Director designated by MSK shall be deemed a "MSK Director" for all purposes of this Agreement. All Shareholder voting (including, but not limited to, voting pursuant to Sections 4.1(e) - (h) hereof) with respect to Independent Directors shall be subject to the ratification requirements contemplated by this Section 4.1(c).

                    (d) If the Board so determines by the Supermajority Approval specified in Section 4.4 hereof, the chairman of the Board (the "Chairman") shall preside at meetings of the Board and either:

       (i) shall be the Chief Executive Officer; or

       (ii) the Shareholders shall increase membership on the Board by one (1), and the Chairman shall be an Independent Director.

                    (e) Each of Sequana and MSK agrees to vote, in person or by proxy, all of the shares of Class A Common Stock owned by such Shareholder, at any meeting of shareholders or in any written consent in lieu thereof called for the purpose of voting on the election of directors, in favor of the Sequana Directors and the MSK Directors and to take all other action (if any) necessary to cause the Board to be comprised of such individuals.

                    (f) If a vacancy is created on the Board by reason of the death, removal or resignation of a Sequana Director, each of Sequana and MSK agrees to take such steps (including voting to remove or elect individuals as directors and to fill vacancies) as shall be necessary to permit Sequana to designate a replacement Sequana Director.

                    (g) If a vacancy is created on the Board by reason of the death, removal or resignation of a MSK Director, each of Sequana and MSK agrees to take such steps (including voting to remove or elect individuals as directors and to fill vacancies) as shall be necessary to permit MSK to designate a replacement MSK Director.

                    (h) Upon the receipt of written instructions from Sequana, the Board and MSK shall take such actions as shall be necessary to remove any of the Sequana Directors (including voting to remove or elect individuals as directors and to fill vacancies). Upon receipt of written instructions from MSK, the Board and Sequana shall take such actions as shall be necessary to remove any of the MSK Directors (including voting to remove or elect individuals as directors and to fill vacancies).

                    (i) As set forth in the By-laws, the Board shall meet a minimum of one (1) time in each fiscal quarter. The schedule for regular meetings of the Board shall be established at a Board meeting held in conjunction with the annual meeting of the stockholders.

                    (j) Each director of the Company shall be given at least ten
(10) business days notice in writing of any meeting of the Board which notice shall contain the time and place of such meeting, and shall specify to a reasonable degree, the purpose of such meeting; provided that such notice to any director may be waived by such director either before or after the meeting. Such notice shall be given in the manner specified in the By-laws.

                    (k) Subject to Section 4.4 hereof, no action shall be taken at any meeting of the Board of Directors, except for the adjournment of such meeting, unless a majority of the Directors, and at least two MSK Directors and two Sequana Directors, shall be present. Notwithstanding any other provision of this Agreement, the Certificate of Incorporation or the By-laws, any determination to cause the Company to (x) seek indemnification against a Shareholder pursuant to Sections 5.4 or 5.5 hereof, (y) to exercise the rights of first negotiation set forth in Sections 6.2(a) and 6.2(b) hereof or (z) to seek to enforce the Company's rights under the MSK License Agreement, the Sequana License Agreement, the MSK Services Agreement or the Sequana Services Agreement, shall only require a quorum, and the vote, of the directors not having an interest in such matter. For the purposes of this Section 4.1(k), the Sequana Directors shall be deemed to not have an interest in the Company's determination to (x) seek indemnification against MSK pursuant to Section 5.5,
(y) exercise the rights of first negotiation set forth in Section 6.2(b), or (z) seek to enforce the Company's rights under the MSK License Agreement or the MSK Services Agreement. For the purposes of this Section 4.1(k), the MSK Directors shall be deemed to not have an interest in the Company's determination to (x) seek indemnification against Sequana pursuant to Section 5.4, (y) exercise the rights of first negotiation set forth in Section 6.2(a), or (z) seek to enforce the Company's rights under the Sequana License Agreement or the Sequana Services Agreement.

                    For purposes of the foregoing and to the extent permitted under applicable law, any director may be present at any meeting in person, by means of telephone or similar communication equipment by means of which each person participating in the meeting can hear and speak to each other.

                    (l) Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a written consent to such action, setting forth the action so taken, shall be signed by all of the Directors, and such consent shall have the same force and effect as a duly conducted vote of the Board. A counterpart of each such consent to action shall be delivered to the Secretary of the Company for placement in the minute books of the Company, but the failure to deliver a counterpart of any such consent to action to the Secretary shall not affect the validity or effectiveness of such consent to action.

                    (m) Each of Sequana and MSK agree that each committee of the Board created by the Board in accordance with the Company's By-laws shall include at least one Sequana Director and one MSK Director, and that no committee of the Board will be delegated the authority or authorized to approve on behalf of the Board or the Company any of the matters requiring Supermajority Approval set forth in Section 4.4 hereof.

               4.2 Authority of the Board of Directors. The Board of Directors of the Company shall have and exercise all of the powers belonging or pertaining to the Company, except with respect to such matters as by law, the Certificate of Incorporation, the By-laws or this Agreement, require the action of the stockholders of the Company. Members of the

Board of Directors shall have full and free access to the facilities, operations and records of the Company during normal business hours.

               4.3  Adoption of Annual Plan.

                    (a) The Board of Directors shall endeavor to adopt on or before November 30 of each fiscal year, an annual plan setting forth the proposed fiscal and other basic policies of the Company, including the proposed capital and expense budget for the Company and the business endeavors in which the Company shall engage in the next fiscal year (as adopted, supplemented or amended from time to time in accordance with Section 4.4 hereof, the "Annual Plan"). The particular Research projects to be carried out in each fiscal year will be described in the Annual Plan and the Annual Plan will delineate the specific studies, timetable and technical goals to be pursued by the Company during the applicable fiscal year. The business and affairs of the Company shall be conducted in accordance with the terms of the Annual Plan. The Annual Plan for the 1997 fiscal year is attached hereto as Exhibit G.

                    (b) In the event that the Board of Directors fails to approve an Annual Plan by November 30 for the succeeding fiscal year in accordance with Section 4.4 hereof, the Shareholders agree to use their good faith efforts to develop an Annual Plan that can be so approved. In the event that an Annual Plan shall not have been approved by the Board by March 31 of the fiscal year to which such Annual Plan relates, the Board shall promptly notify the Research Director and upon receipt of such notice the Research Director shall suspend all research being conducted by the Company at such time. To the extent that there are any pending additional capital contributions pursuant to
Section 3.3(c) hereof, the respective obligations of the Shareholders to make such contributions shall be suspended until such time as the Annual Plan for such year is approved.

               4.4 Required Approval for Certain Actions. Except as specifically set forth herein, in accordance with the Company's By-laws, the Company's Board shall act by the vote of a majority of the directors present at a meeting and the required quorum for a meeting of the Board shall be as specified in Section 4.1(k). Notwithstanding the foregoing, the following actions shall require supermajority approval ("Supermajority Approval") by one of the following methods: (i) by the unanimous vote of the Sequana Directors and MSK Directors present at a duly held meeting, (ii) by the unanimous written consent of all the members of the Board (at a time when there is no more than one vacancy among the Sequana Directors or the MSK Directors respectively) or
(iii) by each of (A) the majority vote of the Board at a duly held meeting of the Board, (B) by written consent of Sequana and (C) by written consent of MSK:

                    (a) the approval of any amendments or modifications to the 1997 Annual Plan, and the approval of the Annual Plan of the Company or any amendments or modifications thereto for all years after the fiscal year ending December 31, 1997;

                    (b) the approval of the Business Plan or any amendments or modifications thereto;

                    (c) the  incurrence by the Company of indebtedness not

provided for in the Annual Plan in excess of $100,000 in the aggregate in any fiscal year;

                    (d) the filing of an IND, NDA, patent application or other application or filing with any U.S. or foreign regulatory agency;

                    (e) the approval or implementation of any commercial application of Results;

                    (f) entering into any license agreement, or other material third party contract;

                    (g) the appointment and removal of and the approval of compensation for members of Senior Management of the Company;

                    (h) the approval of compensation for the members of the Scientific Advisory Committee;

                    (i) the approval of capital expenditures not provided for in the Annual Plan in excess of $100,000 in the aggregate during any fiscal year;

                    (j) the acquisition or disposition of property or assets of the Company not provided for in the Annual Plan in excess of $100,000 in the aggregate in any fiscal year;

                    (k) the amendment of this Agreement, the Certificate of Incorporation, the By-laws, the License Agreements, Services Agreements, or any other agreement between the Company and either of the Shareholders;

                    (l) the reorganization of the Company in another form or jurisdiction;

                    (m) the sale, transfer or issuance of any equity securities of the Company to any Person, other than pursuant to Section 3.3(a);

                    (n) the dissolution, liquidation, merger, consolidation, business combination or other similar transaction involving the Company;

                    (o) the approval of dividends or other distributions not provided for in the Annual Plan;

                    (p) the approval of any Interested Party Transaction with either of the Shareholders or their respective Affiliates;

                    (q) the ratification of the Chief Executive Officer's appointment of members of the Scientific Advisory Committee, or, if there is no Chief Executive Officer, the appointment of such members, and the removal of members of the Scientific Advisory Committee pursuant to Section 4.7 hereof;

                    (r) the replacement of the independent auditors of the Company; and

                    (s) increasing the size of the Board of Directors pursuant to Section 4.1(b), (c) or (d) or selecting the Chairman pursuant to Section 4.1(d).

provided, however, that if there is any matter which would require Supermajority Approval pursuant to this Section 4.4, but which has previously been approved as part of the Annual Plan, the Chief Executive Officer shall be authorized to take such action without seeking Board approval as otherwise required herein.

     4.5 Deadlock. In the event that the Board is unable to reach agreement after a period of thirty (30) days after a duly called meeting of the Board at which either Sequana or MSK sought Supermajority Approval of an item specified in Section 4.4, the Shareholders shall use their reasonable best efforts to reach an agreement with respect to such matter. In the event that the Shareholders are unable to reach an agreement with respect to such matter after an additional period of [***] the matter shall be submitted to the respective Chief Executive Officer of each of the Shareholders (collectively, the "Shareholder Chief Executive Officers"). The Shareholder Chief Executive Officers shall use their reasonable best efforts for a period of [***] following the time such matter was submitted to the Shareholder Chief Executive Officers to reach an agreement with respect to such matter. The inability of the Shareholder Chief Executive Officers to reach an agreement with respect to such matter after such [***] period shall constitute a "Deadlock" and shall be a Termination Event for purposes of Article IX hereunder.

     4.6 Officers.

                    (a) Subject only to the overall direction of the Board, including the obligation to implement the orders and resolutions thereof, and to the limitations herein set forth, the Chief Executive Officer and the other executive officers of the Company (as provided in the By-laws) (the "Management") shall have full and complete authority and responsibility for the conduct of the operations and business of the Company. The Management, however, shall not authorize or take, or permit any other Person to authorize or take, without the prior Supermajority Approval, any of the actions specifically set forth in Section 4.4.

*** CONFIDENTIAL TREATMENT GRANTED

                    (b) Subject to Supermajority Approval, the Board shall elect a Chief Executive Officer of the Company who shall serve as such until the earlier of his death or resignation or his removal in accordance with the terms of this Agreement (the "Chief Executive Officer"). The Chief Executive Officer shall at all times conform to policies and programs established by the Board and act to ensure that the business and affairs of the Company are conducted in accordance with such policies and programs. The Chief Executive Officer may not be removed or discharged without Supermajority Approval pursuant to Section 4.4.

                    (c) Subject to Supermajority Approval, from time to time as appropriate, the Board shall elect a Research Director of the Company who shall serve as such until the earlier of his death or resignation or removal in accordance with the terms of this Agreement (the "Research Director"). The Research Director shall be responsible for preparing reports and directing the Research, as directed by the Board, the Scientific Advisory Committee or in accordance with the Annual Plan. The Research Director may not be removed or discharged without Supermajority Approval pursuant to Section 4.4.

                    (d) Subject to Supermajority Approval, from time to time as appropriate, the Board shall elect the other key officers and employees of the Company (collectively with the Chief Executive Officer and the Research Director, the "Senior Management"). Members of Senior Management may not be removed or discharged without Supermajority Approval pursuant to Section 4.4.

                    (e) From time to time as appropriate, by majority vote the Board shall elect other officers of the Company, as required by the By-laws or otherwise, each of whom shall serve until the earlier of his death or resignation or removal (collectively with the Chief Executive Officer and the Research Director, the "Officers"). Such members shall have the duties determined by the By-laws or as determined by the Board.

     4.7 Scientific Advisory Committee. Within a reasonable time from the date hereof, the Shareholders shall appoint a scientific advisory committee (the "Scientific Advisory Committee") composed of individuals with expertise in the Field. The Scientific Advisory Committee shall be composed of [***], or such other number as the Shareholders shall determine. Each Shareholder shall appoint [***] of the Scientific Advisory Committee, and the appointing Shareholder shall have the right to terminate and replace such members of the Scientific Advisory Committee, with or without cause, without the consent of the Board. The Chief Executive Officer shall recommend, and the Board shall ratify, by Supermajority Approval, [***] of the Scientific Advisory Committee.
If there is no Chief Executive Officer, the Board shall select such [***] of the Scientific Advisory Committee by Supermajority Approval. The
Board shall have the right to terminate and replace such members of the Scientific Advisory Committee by Supermajority Approval, with or without cause. The Scientific Advisory Committee will meet at least twice each fiscal year. No action shall be taken at any meeting of the Scientific

*** CONFIDENTIAL TREATMENT GRANTED

Advisory Committee unless at least [***] Scientific Advisory Committee representatives appointed by each of the Shareholders shall be present. The Scientific Advisory Committee shall advise and assist the Board and the Officers with respect to all aspects of the Research, including but not limited to the preparation of the Annual Plan.

     4.8 Company Equity Plan. At the first meeting of the Board pursuant to
Section 4.1(i) hereunder, the Board shall seek to establish an equity-based incentive plan (the "Equity Plan"). The terms and conditions of the Equity Plan shall be subject to approval by the Board by Supermajority Approval; provided, however, that the Equity Plan shall provide that any awards granted to MSK Directors, members of the Scientific Advisory Committee appointed by MSK or other individuals appointed by MSK may be assigned to MSK and any awards granted to Sequana Directors, members of the Scientific Advisory Committee appointed by Sequana or other individuals appointed by Sequana may be assigned to Sequana. Pursuant to the Equity Plan, the Board will initially reserve 300,000 shares of Class B Common Stock for the grant of awards to purchase shares of Class B Common Stock under the Equity Plan. The number of shares of Class B Common Stock reserved for issuance pursuant to the Equity Plan shall represent 20% of the outstanding shares of Common Stock on a fully diluted basis. Awards under the Equity Plan may be granted subject to Supermajority Approval to employees of the Company who are hired within the first eighteen months of the Company operations, members of the Board and members of the Scientific Advisory Committee.


                                    ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE PARTIES; INDEMNIFICATION

          5.1 Representations and Warranties of Sequana. Sequana hereby represents and warrants to MSK and the Company that:

                    (a) Organization and Good Standing of Sequana. Sequana is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, and has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to be so existing and in good standing or to have such power and authority would not have a material adverse effect on Sequana.

                    (b) Authority, Approvals and Consents. Sequana has the corporate power and authority to execute, deliver and perform this Agreement, the Sequana License Agreement, the Sequana Services Agreement, and the Warrant Agreement (collectively, the "Other Sequana Agreements") and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and the Other Sequana Agreements and the consummation of the transactions contemplated hereby and

*** CONFIDENTIAL TREATMENT GRANTED
thereby have been duly authorized and approved by the Board of Directors of Sequana and no other corporate proceedings on the part of Sequana are necessary to authorize and approve this Agreement and the Other Sequana Agreements and the transactions contemplated hereby and thereby. This Agreement and the Other Sequana Agreements have been duly executed and delivered by Sequana. Assuming due authorization, execution and delivery by the other parties hereto and thereto, this Agreement and the Other Sequana Agreements constitute valid and binding obligations of Sequana, enforceable against Sequana in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies. The execution, delivery and performance of this Agreement and the Other Sequana Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                         (i) contravene any provisions of the Certificate of
Incorporation or the By-Laws of Sequana;

                         (ii) to the knowledge of Sequana, (with or without
notice or lapse of time or both) result in a breach of any provision of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, agreement, or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, of any kind to which Sequana or any of its properties or assets is subject; or

                         (iii) violate or conflict with any statutes,
ordinances, laws, codes, rules, regulations, decrees, judgments or injunctions applicable to Sequana or any of its properties or assets, except in the cases of clauses (ii) and (iii) for such violations or conflicts which in the aggregate would not have a material adverse effect (A) on Sequana or (B) on the ability of Sequana to perform its obligations hereunder or thereunder.

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any authorization, consent, permit or approval of, or notice to, or filing with, any third party, including, but not limited to, any governmental or regulatory authority other than filings pursuant to the Exchange Act.

               5.2 Representations and Warranties of MSK. MSK hereby represents and warrants to Sequana and the Company that:

                    (a) Organization and Good Standing of MSK. MSK is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, and has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to be so existing and in good standing or to have such power and authority would not have a material adverse effect on MSK.

                    (b) Authority, Approvals and Consents. MSK has the corporate power and authority to execute, deliver and perform this Agreement, the MSK License Agreement, the MSK Services Agreement and the Warrant Agreement (collectively, the "Other MSK Agreements") and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and the Other MSK Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of MSK and no other corporate proceedings on the part of MSK are necessary to authorize and approve this Agreement and the Other MSK Agreements and the transactions contemplated hereby and thereby. This Agreement and the Other MSK Agreements have been duly executed and delivered by MSK. Assuming due authorization, execution and delivery by the other parties hereto and thereto, this Agreement and the Other MSK Agreements constitute valid and binding obligations of MSK, enforceable against MSK in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies. The execution, delivery and performance of this Agreement and the Other MSK Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                           (i) contravene any provisions of the Certificate of
Incorporation or the By-Laws of MSK;

                           (ii) to the knowledge of MSK, (with or without notice
or lapse of time or both) result in a breach of any provision of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, agreement, or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, of any kind to which MSK or any of its properties or assets is subject; or

                         (iii) violate or conflict with any statutes,
ordinances, laws, codes, rules, regulations, decrees, judgments or injunctions applicable to MSK or any of its properties or assets, except in the cases of clauses (ii) and (iii) for such violations or conflicts which in the aggregate would not have a material adverse effect (A) on MSK or (B) on the ability of MSK to perform its obligations hereunder or thereunder.

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any authorization, consent, permit or approval of, or notice to, or filing with, any third party, including, but not limited to any governmental or regulatory authority.

         5.3 Survival of Representations and Warranties. All representations and warranties contained in this Agreement (notwithstanding any investigation or inquiry which any party hereto or any representative may have made) shall survive the execution and delivery of this Agreement and continue until the dissolution of the Company in accordance with Article IX hereof.

              5.4 Indemnification of the Company by Sequana. Sequana shall indemnify and hold the Company harmless from and against, and shall reimburse the same for, all Losses which may be claimed or assessed against it, or to which it may be subject, in connection with any and all claims, suits or asserted Losses which arise from or are related to the inaccuracy or incompleteness of any representation or warranty of Sequana contained in or made pursuant to this Agreement.

              5.5 Indemnification of the Company by MSK. MSK shall indemnify and hold the Company harmless from and against, and shall reimburse the same for, all Losses which may be claimed or assessed against it, or to which it may be subject, in connection with any and all claims, suits or asserted Losses which arise from or are related to the inaccuracy or incompleteness of any representation or warranty of MSK contained in or made pursuant to this Agreement.

              5.6 Indemnification Procedure. In the event that the Company seeks indemnification hereunder, the Company (the "Indemnified Party") agrees to give the party that would be obligated to provide such indemnification (an "Indemnifying Party") prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has knowledge concerning any liability or damage as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense, which counsel shall be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party incurred in connection with such participation shall be paid by the Indemnified Party; provided, however, that the Indemnifying Party shall be responsible for such expenses if the Indemnified Party reasonably concludes that counsel selected by the Indemnifying Party has a conflict of interest. The Indemnified Party shall cooperate with the Indemnifying Party in the defense or settlement of any such claim, assertion, event or proceeding. If the Indemnifying Party elects not to compromise or defend such claim or proceeding or contests its obligation to indemnify hereunder, the Indemnified Party hereof may pay, compromise or defend such claim or proceeding at the Indemnifying Party's expense. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably delayed or withheld.


                                   ARTICLE VI

                            AGREEMENTS OF THE PARTIES

              6.1 Other Business Activities; Exculpation. (a) Each of the Shareholders understands that the other Shareholder or its respective
Affiliates and Related Parties (collectively, the "Permitted Persons") may be interested or involved, directly or indirectly, in various businesses and undertakings other than the Company. Each Shareholder also understands and agrees that the conduct of the business of the Company may involve business dealings with such other businesses or undertakings. Without limiting the generality of the foregoing and subject to the terms and conditions of this Agreement and the License Agreements, the Shareholders hereby agree that the creation of the Company and the assumption by each of the Shareholders of their duties under this Agreement and under the License Agreements and Service Agreements shall be without prejudice to their rights (or the rights of their Affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Shareholder waives any rights it might otherwise have to share or participate in such other interest or activities of the other Shareholder or its Affiliates. Subject to the terms and conditions of this Agreement and the License Agreements, no Shareholder shall have any obligation to present any business opportunity to the Company, even if the opportunity is one that the Company might reasonably be deemed to have pursued or had the ability or desire to pursue, in each case, if granted the opportunity to do so, and no Shareholder shall be liable to the Company or any Shareholder (or any Affiliate thereof) for breach of any fiduciary or other duty, as a member or otherwise, by reason of the fact that a Permitted Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company.

                    (b) Each Shareholder, through its representatives on the Board, shall be entitled to manage the business and affairs of the Company in the manner it believes in its sole discretion is appropriate, and shall be entitled to cause its representatives on the Board to vote for or against any matter submitted to a vote pursuant to Section 4.4 or any other provision of this Agreement, Delaware law, the Certificate of Incorporation or the By-laws, in the interests of such Shareholder in its sole discretion, even if such conduct is not in the interest of the other Shareholder, or the Company as a whole. No Shareholder nor any Affiliate, stockholder, officer, director, employee or agent, including any representative on the Board, of any Shareholder, shall be liable to the Company, or any other Shareholder or any Affiliate of Sequana or MSK for any breach of any alleged duty to the Company or any other Shareholder in connection with the management of the business and affairs of the Company, or the exercise of any voting rights on the Board, except to the extent such a breach is found to have occurred and involved any act or omission which involves gross negligence, a knowing violation of the law, or, in the case of an individual only, any improper personal benefit.

              6.2 Company Rights of First Negotiation.

                    (a) In the event that Sequana identifies any opportunity with respect to the use of [***] (a "Sequana Opportunity"), before exploiting such opportunity, Sequana shall first send the Company and the Board written notice of such opportunity, setting forth in such notice all of the details of the Sequana Opportunity. The Company shall have thirty (30) business days after the receipt of such notice to notify Sequana of its desire to enter into an agreement with Sequana with respect to the Sequana Opportunity In the event that the Company so exercises its right of first negotiation, the Company and Sequana agree to negotiate in good faith for a period of 45 business days to enter into an agreement with the Company with respect to the subject of the Sequana Opportunity. In the event that the Company does not respond within thirty (30) business days or rejects the opportunity to negotiate with Sequana with respect to such Sequana Opportunity or negotiates with Sequana but the parties are unable to reach an agreement after such 45 business day period, Sequana shall be free to exploit such Sequana Opportunity in any manner.

                    (b) In the event that MSK identifies any opportunity to enter into a [***] with respect to the use of [***] (an "MSK Opportunity"), before exploiting such opportunity, MSK shall first send the Company and the Board written notice of such opportunity, setting forth in such notice all of the details of the MSK Opportunity. The Company shall have thirty (30) business days after the receipt of such notice to notify MSK of its desire to enter into an agreement with MSK with respect to the MSK Opportunity. In the event that the Company so exercises its right to first negotiation, the Company and MSK agree to negotiate in good faith for a period of 45 business days to enter into an agreement with the Company with respect to the subject of the MSK Opportunity. In the event that the Company does not respond within thirty (30) business days or rejects the opportunity to negotiate with MSK with respect to such MSK Opportunity or negotiates with MSK but the parties are unable to reach an agreement after such 45 business day period, MSK shall be free to exploit such MSK Opportunity in any manner.

                    3. Sequana Right of First Negotiation. In the event that the Company desires to enter into an agreement with respect to the commercial development by any party other than Sequana of *** (a "Company Opportunity"), the Company shall give Sequana written notice of such desire. Sequana shall have thirty (30) business days after the receipt of such notice to notify the Company of its desire to enter into an agreement with the Company with respect to the Company Opportunity. In the event that Sequana so exercises its right of first negotiation, the Company and Sequana agree to negotiate in good faith for a period of 45 business days to enter into an agreement with respect to the subject of the Company Opportunity. In the event that Sequana does not respond within thirty (30) business days or rejects the opportunity to negotiate with the Company with respect to such Company Opportunity or negotiates with the Company but the parties are unable to reach an agreement after such 45 business day period the Company shall be free to exploit such Company Opportunity in any manner.

                    4. Rights of the Company. The Company will own all biological materials, information, ideas, data, know-how, inventions, discoveries, methods, techniques, software, works of authorship and technology and results developed by or specifically on behalf of the Company, including without limitation any gene, genes or gene sequence information, whether or not patentable, all diagnostic, prognostic, and therapeutic applications resulting therefrom and all patents, patent applications, trade secrets, know-how, copyrights and other proprietary rights arising therefrom or appurtenant thereto, whether or not in the Field ("Results") that are made, created or discovered independently by employees of the Company as a result of the Research, consultants or employees of Sequana or MSK specifically contracted to work on the Research in connection with the parties' respective Services pursuant to the Services Agreements. The Company will not license to MSK, Sequana or any third party such Results or any improvement or discovery which depends on such Results, without Supermajority Approval.

*** CONFIDENTIAL TREATMENT GRANTED

[***]

*** CONFIDENTIAL TREATMENT REQUESTED

[***]

              6.5 Interested Party Transactions. Provided that any Interested Party Transaction is approved by Supermajority Vote as specified in Section 4.4(p) hereof, each of the Shareholders acknowledges and agrees that the Company may enter into agreements or engage in material transactions with the Shareholders or their respective Affiliates.

               6.6 Confidentiality. Neither Shareholder shall during the period such Shareholder is a shareholder of the Company and at any time after such Shareholder has ceased to be a Shareholder, willfully disclose any confidential or proprietary information with respect to the Company, including, but not limited to, any confidential information relating to the Research or contained in the Results, to any Person, except (i) with the prior written consent of the other Shareholder; (ii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, or requirements of not-for-profit, governmental or quasi-governmental organizations in which event the party making such disclosure shall so notify the other Shareholder as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, if any, its partners, its auditors, its attorneys and other representatives or to any not-for-profit, governmental or quasi-governmental organization to which such Shareholder is subject; provided, that, such Shareholder shall be responsible for the compliance of its parent company, if any, its partners, auditors, attorneys and representatives and such other entities, with the provisions of this Section 6.6; (iv) in connection with the enforcement of such Shareholder's rights hereunder; and (v) with respect to disclosures to an affiliate of, or professional advisor to, such Shareholder in connection with the performance by such Shareholder of its obligations hereunder (provided, that, such Shareholder shall be responsible for the compliance of its affiliates or professional advisors with the provisions of this Section 6.6). Except as provided in the immediately preceding sentence, no Shareholder, nor any of its Affiliates, shall, during the periods referred to therein, use any confidential or proprietary information with respect to the Company.

*** CONFIDENTIAL TREATMENT REQUESTED

     6.7 Consents and Approvals. Each of the Shareholders agrees to use its reasonable best efforts to assist the Company in obtaining as promptly as practicable all consents, authorizations, approvals and waivers from any governmental or regulatory authority required to be obtained by the Company in order to operate the Company's business in accordance with any Annual Plan then in effect, including, without limitation, assisting the Company in making any required filings, submissions and notifications with any governmental or regulatory authority. Each of the Shareholders will furnish to the Company such necessary information and reasonable assistance as the Company may reasonably request in connection with the foregoing.


                                   ARTICLE VII

                               SHAREHOLDER REPORTS

     7.1 Independent Auditors. The books of account and records of the Company shall be audited as of the end of each Fiscal Year by Ernst & Young LLP or such other nationally recognized accounting firm as shall have been selected by the Supermajority Approval pursuant to Section 4.4.

     7.2 Reports to Shareholders.

                    (a) Within ninety (90) days after the end of each Fiscal Year, the Company shall cause to be prepared and mailed to each Shareholder a financial report setting forth:

               (i) a balance sheet of the Company dated as of the last day of each such Fiscal Year;

              (ii)  an income statement of the Company for such Fiscal Year;

               (iii) all other financial statements of the Company for such Fiscal Year required to be prepared in accordance with GAAP;

               (iv) footnote disclosure for the financial statements described in clauses (i), (ii) and (iii) hereof, in each case, as required to be prepared in accordance with GAAP;

               (v) an audit opinion of the Company's independent auditors relating to the financial statements described in clauses (i), (ii),
          (iii) and (iv) hereof; and

                    (b) Within forty-five (45) days after the end of each quarter thereof and within fifteen (15) days after the end of each calendar month, the Company shall cause to be prepared and mailed to each Shareholder a financial report setting forth:

               (i) a balance sheet of the Company dated as of the last day of each such quarter or month, as the case may be;

               (ii) an income statement of the Company for such quarter or month and the portion of the Fiscal Year ending with such quarter or month, as the case may be; and

              (iii)  such other reports as the Board may require.

                    (c) Each financial report delivered to the Shareholders pursuant to Sections 7.2(a) and (b) hereof shall (i) be prepared in accordance with GAAP consistently applied, and (ii) include comparisons with the corresponding amounts (A) set forth in the Annual Plan for the corresponding period and (B) for the corresponding period of the immediately prior Fiscal Year.


                                  ARTICLE VIII

                         ADMISSION OF NEW SHAREHOLDERS;
                              TRANSFER OF INTERESTS

     8.1 Issuance of Shares. No equity security of the Company shall be issued to any Person without Supermajority Approval to the extent provided in Section 4.4.

     8.2 Transfer of Shares.

                    (a) Neither Sequana nor MSK shall sell, transfer, or otherwise dispose of ("Transfer") any shares of Common Stock beneficially owned by such Shareholder to a third party without Supermajority Approval pursuant to
Section 4.4; provided, however that (i) Sequana may Transfer such interests to a subsidiary of Sequana that is and remains wholly owned by Sequana and that becomes a party hereto and (ii) MSK may transfer up to 60,000 shares to Lazard Freres & Co. pursuant to an agreement providing that MSK shall exercise all of the rights of Lazard Freres & Co. and such shares shall remain subject to all restrictions on transfer under this Agreement, provided, that, such transfer agreement shall be subject to Sequana's approval, which such approval shall not be unreasonably withheld.

                    (b) Each certificate for Class A Common Stock of the Company shall contain substantially the following legends:

       THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF AND RESTRICTIONS ON TRANSFER SET FORTH IN A JOINT VENTURE AGREEMENT ENTERED INTO AMONG SEQUANA THERAPEUTICS, INC., MEMORIAL SLOAN-KETTERING CANCER CENTER AND GENOS BIOSCIENCES, INC., DATED AS OF

       JANUARY 29, 1997 (THE "JOINT VENTURE"), COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE JOINT VENTURE AND ARE HELD AND MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE THEREWITH.

       THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS COVERING SUCH SECURITIES UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                    (c) Any purported Transfer of a Shareholder's interest in the Company in violation of this Section 8.2 shall be void and of no effect.

     8.3 Sequana Change of Control. A Sequana Change of Control shall not be deemed to be a Transfer by Sequana of its interest in the Company; provided that Sequana, or its successor(s) by operation of law, shall remain a party to this Agreement and the Other Sequana Agreements and be bound by the terms hereof and thereof.

                                   ARTICLE IX

                          TERMINATION OF THE AGREEMENT

     9.1 Termination Events. This Agreement may be terminated and the Company may be dissolved, subject to Section 9.7, upon the occurrence of any of the following events (collectively, "Termination Events"):

                    (a) the Board unanimously votes for the termination of the Agreement pursuant to Section 4.4;

                    (b) by either Shareholder in the event of a Deadlock pursuant to Section 4.5;

                    (c) by MSK, upon a material violation or breach by Sequana of a material provision of this Agreement, the Sequana License Agreement or the Sequana Services Agreement and such violation or breach has not been waived by MSK and such breach remains uncorrected for a period of ninety (90) days after receipt by Sequana of a written notice specifying the provision that has been breached and the details surrounding such breach;

                    (d) by Sequana, upon a material violation or breach by MSK of a material provision of this Agreement, the MSK License Agreement or the MSK Services Agreement and such violation or breach has not been waived by Sequana; and such breach remains uncorrected for a period of ninety (90) days after receipt by MSK of a written notice specifying the provision that has been breached and the details surrounding such breach;

                    (e) by MSK, in the event of a Sequana Change of Control which results in a Person controlling Sequana that has not been approved by MSK; provided that MSK's approval of such Person shall not be unreasonably withheld or delayed and provided further that MSK shall not be entitled to terminate this Agreement pursuant to this clause (e) in the event that the Person controlling Sequana following a Sequana Change of Control is engaged in the health care or pharmaceutical business unless MSK, in its reasonable judgment believes that an affiliation by MSK with such Person would jeopardize MSK's scientific or ethical principles, MSK's not-for-profit charter or MSK's relationships with regulatory agencies;

                    (f) by MSK upon the occurrence of an Insolvency Event of Sequana;

                    (g) by Sequana upon the occurrence of an Insolvency Event of MSK;

                    (h) by either Shareholder, in the event that (a) the Company has expended (i) the Initial Contributions and (ii) any required investments by the Shareholders pursuant to Section 3.3(a) hereof and (iii) additional investments from each Shareholder, if any, required pursuant to
Section 3.3(b) hereof and (b) the Scientific Advisory Committee has certified to the Board that no gene discovery has been made; and

                    (i) by either Shareholder in the event of the termination of the Sequana License Agreement or the MSK License Agreement in accordance with the terms thereof.

              9.2 Events Upon Termination of the Agreement. In the event of a Termination Event, written notice thereof shall forthwith be given to the other party or parties hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                    (a)  the License Agreements shall terminate;

                    (b)  the Service Agreements shall terminate;

                    (c) if a Termination Event referred to in Sections 9.1(a), 9.1(d) or 9.1(g) has occurred, the Warrant Agreement shall terminate and the warrant granted thereunder shall be cancelled;

                    (d) the assets of the Company, other than the Results, shall be distributed in accordance with Section 9.3;

                    (e) subject to Section 9.7, the Results shall be conveyed to the Intellectual Property Holding Company; and

                    (f) Section 9.8 hereof (and the Sections referred to therein) shall survive.

               9.3 Distribution Upon Termination of the Agreement. Subject to
Section 9.7, upon termination of this Agreement, the Company may be dissolved and, the Shareholders acting together shall proceed, subject to the provisions herein, to liquidate the Company and apply the proceeds in such liquidation, or in their sole discretion to distribute Company assets, in the following order of priority:

                    (a) First, to the payment of debts and liabilities of the Company (other than any loans or advances that may have been made by any of the Shareholders to the Company) and the expenses of liquidation;

                    (b) Second, to the repayment of any loans, advances or capital contributions made by any of the Shareholders including any amounts then due under the MSK Services Agreement and the Sequana Services Agreement; and

                    (c) Third, the remaining assets shall be paid to each Shareholder in proportion to their relative equity interests in the Company.

              9.4 Distributions in Cash or in Kind. Upon termination of this Agreement, the Shareholders, their successors or other representatives may in their sole discretion (a) liquidate all or a portion of the Company assets (other than the Results) and apply the proceeds of such liquidation as set forth in Section 9.3 hereof or (b) determine the value of any Company assets not sold or otherwise disposed of (including, if they so determine, hiring an appraiser, in which event the cost of such appraisal shall be considered a debt of the Company) and distribute such assets to the Shareholders at such determined value; provided, however, that no Shareholder shall have any non-cash assets distributed to them without such Shareholder's consent.

               9.5 Time for Liquidation. A reasonable time period shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Shareholders to minimize the losses attendant upon such liquidation.

              9.6 Shareholders Not Personally Liable for Return of Capital Contributions. Neither of the Shareholders or any of their respective
Affiliates shall be personally liable for the return of the capital contributions made pursuant to Section 3.3 or otherwise of any Shareholder and such return shall be made solely from available Company assets, if any, and each Shareholder hereby waives any and all claims it may have against the other Shareholder in this regard.

               9.7 Ownership of Results. Upon termination of this Agreement, the Shareholders shall form a new entity (the "Intellectual Property Holding Company") to own and license the Results, which Intellectual Property Holding Company shall be owned by the Shareholders, provided, however, that the Stockholders may agree to maintain the corporate existence of the Company to own and license the Results, and distribute all of the assets of the Company (other than the Results) in accordance with Section 9.3.

              9.8 Survival of Termination. Sections 5.4, 5.5, 5.6, 6.4 (subject to 9.7), 6.6 and 9.7 shall survive the termination of this Agreement pursuant to this Article IX.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

               10.1 Amendments. This Agreement may be modified or amended only by an instrument in writing signed by each of MSK and Sequana.

               10.2 Notices. Any notice, request, consent or communication collectively a "Notice") under this Agreement shall be effective only if it is in writing and (i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or
(iv) telexed or telecopied, with receipt confirmed, addressed as follows:

                    (a)    if to the Company, to

                           Genos Biosciences, Inc.
                           11099 N. Torrey Pines Road
                           Suite 220
                           La Jolla, CA 92037
                           Attention:  Chief Executive Officer

                    (b)    if to Sequana, to

                           Sequana Therapeutics, Inc.
                           11099 North Torrey
                           Pinos Road, Suite 160
                           La Jolla, California 92037
                           Attention:  Kevin Kinsella
                           Facsimile:  (619) 452-6653

                           with a copy to

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention:  Mark C. Smith, Esq.
                           Facsimile:  (212) 735-2001

                    (c)    if to MSK, to

                           Memorial Sloan-Kettering Cancer Center
                           1275 York Avenue
                           New York, New York 10021
                           Attention:  James E. Rothman, Ph.D.
                           Facsimile:  (212) 717-3604

                           with a copy to

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention:  Patricia A. Vlahakas
                           Facsimile:  (212) 403-2000

A Notice shall be deemed to have been given as of (i) the date when personally delivered, (ii) three (3) days after deposited with the United States certified or registered mail, properly addressed, return receipt requested, postage prepaid, (iii) the next day when delivered during business hours to said overnight delivery service properly addressed, or (iv) confirmation of receipt of the telex or telecopy, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient. All Notices shall specifically state: (i) the provision (or provisions) of this Agreement with respect to which such Notice is given, and (ii) the relevant time period, if any, in which the party receiving such Notice must respond.

              The addresses set forth above may be changed by any party upon furnishing to the other party a notice of change of address in accordance with the terms of this paragraph.

               10.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

               10.4 Table of Contents and Headings. The table of contents and the headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

               10.5 Successors and Assigns. Except as otherwise permitted herein, no Shareholder may assign its rights hereunder, whether by operation of law or otherwise, without the prior written consent of the other Shareholder. This Agreement shall inure to the benefit of and be binding upon the parties and to their respective heirs, executors, administrators, successors and permitted assigns.

               10.6 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

               10.7 Non-Waiver. No provision of this Agreement shall be deemed to have been waived except if the giving of such waiver is contained in a written notice given to the party claiming such waiver and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

               10.8 Applicable Law. This Agreement and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of laws principles thereof.

               10.9 Entirety of Agreement. This Agreement, the License Agreements, the Services Agreements and the Warrant Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations oral or written.

           IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                                     SEQUANA THERAPEUTICS, INC.


                                     By: /s/ Kevin J. Kinsella
                                        -----------------------------------
                                     Name:  Kevin J. Kinsella
                                     Title: President & Chief Executive


                                     MEMORIAL SLOAN-KETTERING CANCER
                                     CENTER

                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:



                                     GENOS BIOSCIENCES, INC.


                                     By:  /s/ N.C. Dracopoli
                                        -----------------------------------
                                     Name:  Nicholas C. Dracopoli
                                     Title: Vice President, Research Director

           IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                                     SEQUANA THERAPEUTICS, INC.


                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:


                                     MEMORIAL SLOAN-KETTERING CANCER
                                     CENTER

                                     By:  /s/ JOHN R. GUNN
                                        -----------------------------------
                                     Name: John R. Gunn
                                     Title: Executive Vice President



                                     GENOS BIOSCIENCES, INC.


                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:

                                     BY-LAWS


                                       OF


                             GENOS BIOSCIENCES, INC.

                                TABLE OF CONTENTS

                                                                                                 page
                                                                                                 ----
ARTICLE I
OFFICES...........................................................................................  5
         Section 1.  Registered Office............................................................  5
         Section 2.  Other Offices................................................................  5

ARTICLE II
MEETINGS OF STOCKHOLDERS..........................................................................  5
         Section 1.  Place of Meetings............................................................  5
         Section 2.  Annual Meetings..............................................................  6
         Section 3.  Special Meetings.............................................................  6
         Section 4.  Quorum.......................................................................  7
         Section 5.  Voting.......................................................................  7
         Section 6.  Consent of Stockholders in Lieu of Meeting...................................  8
         Section 7.  List of Stockholders Entitled to Vote........................................  8
         Section 8.  Stock Ledger.................................................................  9

ARTICLE III
DIRECTORS.........................................................................................  9
         Section 1.  Number and Election of Directors.............................................  9
         Section 2.  Vacancies.................................................................... 10
         Section 3.  Duties and Powers............................................................ 10
         Section 4.  Meetings..................................................................... 14
         Section 5.  Quorum....................................................................... 15
         Section 6.  Actions of Board............................................................. 16
         Section 7.  Meetings by Means of Conference Telephone.................................... 16
         Section 8.  Committees................................................................... 16
         Section 9.  Compensation................................................................. 18
         Section 10.  Interested Directors........................................................ 18

ARTICLE IV
OFFICERS.......................................................................................... 19
         Section 1.  General...................................................................... 19
         Section 2.  Election..................................................................... 20
         Section 3.  Voting Securities Owned by the Corporation................................... 20

         Section 4.  Chairman of the Board of Directors........................................... 21
         Section 5.  Chief Executive Officer...................................................... 21
         Section 6.  Vice Presidents.............................................................. 22
         Section 7.  Secretary.................................................................... 23
         Section 8.  Treasurer.................................................................... 24
         Section 9.  Assistant Secretaries........................................................ 24
         Section 10.  Assistant Treasurers........................................................ 25
         Section 11.  Other Officers.............................................................. 25

ARTICLE V
STOCK............................................................................................. 26
         Section 1.  Form of Certificates......................................................... 26
         Section 2.  Signatures................................................................... 26
         Section 3.  Lost Certificates............................................................ 26
         Section 4.  Transfers.................................................................... 27
         Section 5.  Record Date.................................................................. 27
         Section 6.  Beneficial Owners............................................................ 28

ARTICLE VI
NOTICES........................................................................................... 28
         Section 1.  Notices...................................................................... 28
         Section 2.  Waivers of Notice............................................................ 29

ARTICLE VII
GENERAL PROVISIONS................................................................................ 29
         Section 1.  Dividends.................................................................... 29
         Section 2.  Disbursements................................................................ 30
         Section 3.  Fiscal Year.................................................................. 30
         Section 4.  Corporate Seal............................................................... 30

ARTICLE VIII
INDEMNIFICATION................................................................................... 31
         Section 1. Power to Indemnify in Actions,  Suits or  Proceedings  other Than Those by or in the Right of the Corporation........................................... 31
         Section  2. Power to  Indemnify  in  Actions,  Suits or  Proceedings  by or in the
                  Right of the Corporation........................................................ 32
         Section 3.  Authorization of Indemnification............................................. 33
         Section 4.  Good Faith Defined........................................................... 33
         Section 5.  Indemnification by a Court................................................... 34
         Section 6.  Expenses Payable in Advance.................................................. 35

         Section 7.  Nonexclusivity of Indemnification and Advancement of Expenses................ 35
         Section 8.  Insurance.................................................................... 36
         Section 9.  Certain Definitions.......................................................... 37
         Section 10.  Survival of Indemnification and Advancement of Expenses..................... 38
         Section 11.  Limitation on Indemnification............................................... 38
         Section 12.  Indemnification of Employees and Agents..................................... 38

ARTICLE IX
AMENDMENTS........................................................................................ 39
         Section 1.  Amendments................................................................... 39
         Section 2.  Entire Board of Directors.................................................... 39

                                     BY-LAWS

                                       OF

                             GENOS BIOSCIENCES, INC.

                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                     OFFICES
                   Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

                    Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                    Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                    Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by the Chief Executive Officer, and shall be called by the Chief Executive Officer or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation, these By-Laws or the Joint Venture Agreement (the "Joint Venture Agreement"), dated as of January 29, 1997, among the Corporation, Sequana Therapeutics, Inc. ("Sequana") and Memorial Sloan-Kettering Cancer Center ("MSK"), any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     Section 6. Consent of Stockholders in Lieu of Meeting. Unless otherwise required by law, the Certificate of Incorporation, these Bylaws or the Joint Venture Agreement any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, to vote in person or by proxy at any meeting of stockholders or to consent in writing to any action of stockholders taken without a meeting.

                                  ARTICLE IIII

                                    DIRECTORS

                  Section 1. Number and Election of Directors. Subject to ss.3 of this Article III, the Board of Directors initially shall consist of six
(6) members, provided
that such number may be increased to ten (10) as provided in ss. 3 of this
Article III. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

                    Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from the resignation or removal of any director(s) may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

                  Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                  The aforesaid powers of the Board shall include, but shall in no way be limited to, the power to authorize and approve the following specific actions, and such specific actions (a) shall be within the province of the Board as prescribed by law, the Certificate of Incorporation or these By-laws, and shall not be delegated to any officer, employee or agent of the Corporation and
(b) shall require supermajority approval ("Supermajority Approval") by one of the following methods: (i) by unanimous vote of the Sequana Directors (as defined in the Joint Venture Agreement) and MSK Directors (as defined in the Joint Venture Agreement) present at a duly held meeting, (ii) by the unanimous written consent of all the members of the Board of Directors (at a time when there is no more than one vacancy among the Sequana Directors or the MSK Directors, respectively) or (iii) (A) by the majority vote of the Board of Directors at a duly held meeting of the Board of Directors, (B) by written consent of Sequana and (C) by written consent of MSK:

                         i) the approval of any amendments or modifications to
the 1997 Annual Plan (as defined in the Joint Venture Agreement), and the approval of the Annual Plan (as defined in the Joint Venture Agreement) of the Company or any amendments or modifications thereto for all years after the fiscal year ending December 31, 1997;

                         (ii) the approval of the Business Plan (as defined in
the Joint Venture Agreement) or any amendments or modifications thereto;

                        (iii) the incurrence by the Corporation of indebtedness not provided for in the Annual Plan in excess of [***] in the aggregate in any fiscal year;

                         (iv) the filing of an IND (as defined in the Joint
Venture Agreement), NDA (as defined in the Joint Venture Agreement), patent application or other application or filing with any U.S. or foreign regulatory agency;

                         (v) the approval or implementation of any commercial
application of Results (as defined in the Joint Venture Agreement);

                         (vi) entering into any license agreement, or other
material third party contract;

                         (vii) the appointment and removal of and the approval
of compensation for members of Senior Management (as defined in the Joint Venture Agreement) of the Corporation;

                         (viii) the approval of compensation for the members of
the Scientific Advisory Committee (as defined in the Joint Venture Agreement);

                         (ix) the approval of capital expenditures not provided
for in the Annual Plan in excess of [***] in the aggregate during any fiscal year;

                         (x) the acquisition or disposition of property or
assets of the Corporation not provided for in the Annual Plan in excess of [***] in the aggregate in any fiscal year;

*** CONFIDENTIAL TREATMENT REQUESTED

                         (xi) the amendment of the Joint Venture Agreement, the
Certificate of Incorporation, these By-laws, the License Agreements (as defined in the Joint Venture Agreement), the Services Agreements (as defined in the Joint Venture Agreement), or any other agreement between the Corporation and either Sequana or MSK;

                         (xii) the reorganization of the Corporation in another
form or jurisdiction;

                         (xiii) the sale, transfer or issuance of any equity
securities of the Corporation to any Person (as defined in the Joint
Venture Agreement, other than pursuant to Section 3.3(a) of the Joint Venture Agreement);

                         (xiv) the dissolution, liquidation, merger,
consolidation, business combination or other similar transaction involving the Company (as defined in the Joint Venture Agreement);

                         (xv) the approval of dividends or other distributions
not provided for in the Annual Plan;

                         (xvi) the approval of any Interested Party Transaction
(as defined in the Joint Venture Agreement) with any of Sequana, MSK or their respective Affiliates (as defined in the Joint Venture Agreement);

                         (xvii) the ratification of the Chief Executive
Officer's appointment of members of the Scientific Advisory Committee or, if there is no

Chief Executive Officer, the appointment of such members, and the removal of members of the Scientific Advisory Board pursuant to Section 4.7 of the Joint Venture Agreement;

                         (xviii) the replacement of the independent auditors of
the Company; and

                         (xix) increasing the size of the Board of Directors
pursuant to Section 4.1(b), (c) or (d) of the Joint Venture Agreement or selecting the Chairman pursuant to Section 4.1(d) of the Joint Venture Agreement.

                  Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors shall be held each fiscal quarter, at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer or any director. Each director shall be given at least ten (10) business days notice of any meeting of the Board of Directors which notice shall contain the time and place of such meeting, and shall specify to a reasonable degree, the purpose of such meeting; provided that such notice to any director may be waived by such director either before or after the meeting.

                  Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the entire Board of Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors; provided, however, that no action shall be taken at any meeting of the Board of Directors, except for the adjournment of such meeting, unless at least four directors, consisting of two MSK Directors and two Sequana Directors, shall be present, and provided further that three (3) directors shall constitute a quorum for any determination to cause the Corporation to (x) seek indemnification pursuant to Sections 5.4 or
5.5 of the Joint Venture Agreement, (y) exercise the rights of first negotiation set forth in Sections 6.2(a) and 6.2(b) of the Joint Venture Agreement or (z) seek to enforce the Corporation's rights under the License Agreements (as defined in the Joint Venture Agreement) or the Services Agreement (as defined in the Joint Venture Agreement). If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 6. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, but the failure to file such writing or writings shall not affect the validity or effectiveness of such consent.

                  Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7 shall constitute presence in person at such meeting.

                  Section 8. Committees. The Board of Directors may designate one or more committees, each committee to consist of at least one MSK
Director and one Sequana Director (as such terms are defined in the Joint Venture Agreement). The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee; provided, that any action of a committee may only be taken (whether by vote or by written consent) if such committee consists of at least one MSK Director and one Sequana Director. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member; provided, that any action of a committee may only be taken (whether by vote or by written consent) if such committee consists of at least one MSK Director and one Sequana Director. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Notwithstanding anything to the contrary contained herein, no committee shall have the power and authority, or be delegated the power and authority, to take any of the actions which require the Supermajority Approval pursuant to ss. 3 of Article III hereof. Each committee shall keep regular minutes and report to the Board of Directors when required.

                  Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors.
No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Directors who are not also officers or employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                   ARTICLE IV
                                    OFFICERS

                  Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Secretary and a Treasurer. Subject to Article 4 of this Article 4, the Board of Directors may also choose a Chairman of the Board of Directors and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corpor-ation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

                  Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

                  Section 3. Voting Securities Owned by the Corporation.
Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                  Section 4. Chairman of the Board of Directors. Pursuant to
Section 4.1(d) of the Joint Venture Agreement, if the Board of Directors so determine by the vote specified in Section 4.4 of the Joint Venture Agreement, the Chairman shall preside at all meetings of the stockholders and of the Board of Directors and either: (i) shall be the Chief Executive Officer, or (ii) the shareholders shall increase membership on the Board of Directors by one (1), and the Chairman shall be an Independent Director (as defined in the Joint Venture Agreement). The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

                  Section 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chief Executive Officer. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors. Pursuant to Section 4.1(b) and (d) of the Joint Venture Agreement, the Chief Executive Officer may be elected to the Board of Directors and may be the Chairman.

                  Section 6. Vice Presidents. At the request of the Chief Executive Officer or in his absence or in the event of his inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

               Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

                  Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  Section 9. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                  Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers, subject to the restrictions set forth in Article III, Section 3 of these By-laws.

                                    ARTICLE V
                                      STOCK

                  Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chief Executive Officer or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                  Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of

Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws.
Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued. A copy of the Joint Venture Agreement, containing certain restrictions on transfers of stock, is on file at the Corporation's headquarters and is available from the Secretary of the Corporation.

                  Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI
                                     NOTICES

                  Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice shall be effective if it is in writing and (i) personally delivered, (ii) sent by certified or registered mail, postage prepaid, return receipt requested, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) telexed or telecopied, with receipt confirmed, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation. A notice shall be deemed to have been given as of (i) the date when personally delivered, (ii) three (3) days after deposited with the United States certified or registered mail, properly addressed, return receipt requested, postage prepaid, (iii) the next day when delivered during business hours to said overnight delivery service properly addressed, or (iv) confirmation of receipt of the telex or telecopy, as the case may be, unless the sending party has actual knowledge that a notice was not received by the intended recipient.

                  Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII
                               GENERAL PROVISIONS

                  Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and ss. 3 of Article III hereof, and the Joint Venture Agreement, if any, may be declared by the

Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                  Section   2.   Disbursements.   All  checks  or demands for
money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 3. Fiscal Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

                  Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                 INDEMNIFICATION

                  Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

                  Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

                  Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII.

The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

                  Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

                  Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

                  Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

                  Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

                  Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

                  Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX
                                   AMENDMENTS

                  Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by Supermajority Approval, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by Supermajority Approval.

                  Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                          CERTIFICATE OF INCORPORATION

                                       OF

                             GENOS BIOSCIENCES, INC.


                   FIRST: The name of the Corporation is Genos Biosciences, Inc. (hereinafter the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                  FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is 5,000,000 shares, consisting of 4,000,000 shares of Class A Common Stock, par value $.01 per share and 1,000,000 shares of Class B Common Stock, par value $.01 per share.

                  (a)      Rights and Privileges of Common Stock

                  As used herein, the term "Common Stock" shall include the Class A Common Stock and the Class B Common Stock. Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

                  1.       VOTING RIGHTS

                  Except as otherwise required by law or as otherwise provided herein, on all matters submitted to the Corporation's stockholders, (a) the holders of Class A Common Stock will be entitled to one vote per share and (b) the holders of Class B Common Stock will have no right to vote.

                    FIFTH: The name and mailing address of the Sole Incorporator is as follows:

         Name                               Address
         ----                               --------
Deborah M. Reusch                           P.O. Box 636
                                            Wilmington, DE  19899

                  SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (4) To the fullest extent permitted by the GCL, as it exists on the date hereof or as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH or any adoption of any provision of this Certificate of Incorporation inconsistent with this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal, modification or adoption.

                  (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                  SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                  EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of January, 1997.


                                                      /s/ Deborah M. Reusch
                                                     ---------------------------
                                                          Deborah M. Reusch
                                                          Sole Incorporator

                               STATE OF DELAWARE
                                                                       Page 1
                        OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "GENOS BIOSCIENCES, INC" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-FOURTH DAY OF JANUARY, A.D. 1997.


     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.


                                        ---------------------------------
                                        Edward J. Freel, Secretary of State

                                        Authentication:     8300414
                                                   Date:    01-24-97

                                  LICENSE AGREEMENT

                                     BETWEEN

                             GENOS BIOSCIENCES, INC.

                                       AND

                           SEQUANA THERAPEUTICS, INC.

                                   DATED AS OF

                                JANUARY 29, 1997

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                -----
ARTICLE I - DEFINITIONS.........................................................................................  2

ARTICLE II - GRANT..............................................................................................  7

ARTICLE III - CONFIDENTIALITY...................................................................................  9

ARTICLE IV - PATENT PROSECUTION................................................................................. 10

ARTICLE V - INDEMNIFICATION..................................................................................... 11

ARTICLE VI - LIABILITY FOR INJURY AND DAMAGES................................................................... 11

ARTICLE VII - REPRESENTATIONS AND WARRANTIES.................................................................... 12

ARTICLE VIII - TERMINATION...................................................................................... 14

ARTICLE IX - RELATIONSHIP TO THE JOINT VENTURE AGREEMENT........................................................ 16

ARTICLE X - ARBITRATION......................................................................................... 16

ARTICLE XI - INFRINGEMENT....................................................................................... 17

ARTICLE XII - ASSIGNMENT........................................................................................ 18

ARTICLE XIII - NON-USE OF NAMES................................................................................. 18

ARTICLE XIV - COMMUNICATIONS.................................................................................... 18

ARTICLE XV - MISCELLANEOUS PROVISIONS........................................................................... 18

EXHIBIT A - THIRD PARTY LICENSES................................................................................ 21

                SEQUANA/GENOS BIOSCIENCES, INC. LICENSE AGREEMENT

         This Agreement, made and entered into this twenty-ninth day of January, 1997, (the "Effective Date") by and between Sequana Therapeutics, Inc., a corporation of the state of California having principal offices at 11099 North Torrey Pines Road, Suite 160, La Jolla, CA 92037 ("Sequana"); and Genos Biosciences, Inc., a corporation of the state of Delaware having principal offices at 11099 North Torrey Pines Road, Suite 220, La Jolla, CA 92037 ("the Company").


                              W I T N E S S E T H:

         WHEREAS, the Company is a development stage, free-standing, for-profit entity which will engage in the business of researching and identifying genes and related genetic sequence information associated with the etiology of breast, prostate, and colon cancer, for the purpose of developing diagnostic, prognostic, and therapeutic products and services relating thereto; and

         WHEREAS, the Company has been established as a joint venture by and between Sequana and the Memorial Sloan-Kettering Cancer Center, 1275 York Avenue, New York, NY 10021 (hereinafter "MSK"), pursuant to a Joint Venture Agreement which is to be executed prior to or concurrently with the execution of this Agreement; and

         WHEREAS, the Joint Venture Agreement specifies that Sequana will grant certain rights in its patents, copyrights, trade secrets, know-how, and software to the Company;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Joint Venture Agreement, the parties hereby agree as follows:


         ARTICLE I - DEFINITIONS

         For the purposes of this Agreement, the following words and phrases shall have the following meanings:

         1.1 "Confidential Information" shall mean private information transmitted by one party to the other, including but not limited to plans, results, data, ideas, concepts, conclusions, suggestions, know-how, show-how, inventions, discoveries, products, processes, trade secrets, and all information relating to Licensed Inventions, Improvement Inventions, Licensed Trade Secrets, Improvement Trade Secrets, Licensed Know-How, Improvement Know-How, Licensed Copyrightable Works, Improvement Copyrightable Works, Licensed Products, Licensed Processes, Licensed Services, Licensed Software, and Improvement Software; any information provided by or to patent counsel engaged in prosecution and/or maintenance of the Licensed

Patent Rights or Improvement Patent Rights; financial and business information; and any other information marked "Confidential" prior to transmittal. With regard to oral communications, information conveyed thereby shall be considered "Confidential Information" if made in the context of discussions clearly relating to the Field, or if reduced to a writing marked "CONFIDENTIAL" and transmitted to the other party within forty-five (45) days after said oral communication. Confidential Information shall not include (i) information that is readily accessible by proper means to those in the field of cancer research at the time of disclosure, and (ii) information that the other party can establish by competent proof was in its possession at the time of disclosure and was not acquired directly or indirectly from the other party, and the receiving party so informs the other party in writing within thirty (30) days from disclosure.

         1.2  "Copyrights" shall mean the rights provided under the copyright laws of the United States and foreign countries, or under the 1886 Berne Convention for the Protection of Literary and Artistic Works, in and to all Sequana works of authorship that have been or may be fixed in any tangible medium of expression, now known or later developed, from which they can be perceived, reproduced, or otherwise communicated, either directly or with the aid of a machine or device, irrespective of whether any registration of such rights in any country has been or shall be undertaken.

         1.3 "Field" shall mean the identification and biological characterization of genes, regulatory elements and patterns of expression that cause, or create a predisposition to, or involve the natural history, response to therapy or suppression of, breast, prostate, and colon cancer, for the purpose of the commercial development of diagnostic, prognostic, and therapeutic products and services therefrom with respect to such three types of cancer.

         1.4 "Improvement Copyrights" shall mean the Copyrights in and to Sequana works of authorship that may be fixed in a tangible medium after the Effective Date, which may reasonably be considered to be useful or necessary for research and development in the Field, and which are derivative works (as defined in the 35 United States Code ss.101) based upon one or more Licensed Copyrightable Work. Works covered by Improvement Copyrights shall be referred to as "Improvement Copyrightable Works".

         1.5 "Improvement Inventions" shall mean the Inventions covered by the Improvement Patent Rights.

          1.6 "Improvement Know-How" shall mean Sequana Know-How that comes into existence after the Effective Date, and which comprises then-current perspectives and information necessary or useful for the proper use and understanding of the Licensed Know-How.

         1.7 "Improvement Patent Rights" shall mean the rights under patent applications filed anywhere in the world by Sequana after the Effective Date (but which are not Licensed Patent Applications as defined hereinabove), and the patents issuing therefrom, which (i) rely upon one or more Licensed Patent or Licensed Patent Application for priority, and (ii) claim inventions which are drawn to the same objects as the inventions claimed in one or more Licensed Patent or Licensed Patent Application. The applications and patents under which such rights are secured shall be referred to as "Improvement Patent Applications" and "Improvement Patents," respectively.

         1.8 "Improvement Process" shall mean one or more processes, methods, or procedures, each of which:

(a) is covered in whole or in part by (i) a pending claim contained in an Improvement Patent Application in the country in which the process is practiced; or (ii) a valid and unexpired claim contained in an Improvement Patent in the country in which the process is practiced; or

(b) was conceived, engineered, formulated, developed, designed, implemented, manufactured, marketed, advertised, sold, distributed or used in whole or in part through the use by the Company of Improvement Trade Secrets and/or Improvement Know-How; or

(c) utilizes in whole or in part any Improvement Copyrightable Work or any Improvement Software.

         1.9 "Improvement Products" shall mean one or more product, each of which:

(a) is covered in whole or in part by, or is manufactured or used by using a process which is covered in whole or in part by, (i) a pending claim contained in an Improvement Patent Application in the country in which the products are made, used, offered for sale, sold or imported; or
         (ii) a valid and unexpired claim contained in an Improvement Patent in the country in which the products are made, used, offered for sale, sold or imported; or

(b) was conceived, engineered, formulated, developed, designed, implemented, manufactured, marketed, advertised, sold, distributed or used in whole or in part through the use by the Company of Improvement Trade Secrets and/or Improvement Know-How; or

(c) comprises in whole or in part any Improvement Copyrightable Work or Improvement Software.

         1.10 "Improvement Services" shall mean the use of Improvement Products and/or Improvement Processes by the Company on behalf of third parties.

         1.11 "Improvement Software" shall mean Sequana Software that comes into existence after the Effective Date, and is a derivative work (as defined in 35 United States Code ss.101) based upon one or more item of Licensed Software.

         1.12 "Improvement Trade Secrets" shall mean Sequana Trade Secrets that come into existence after the Effective Date, and which comprise then-current perspectives and information necessary or useful for the proper use and understanding of the Licensed Trade Secrets.

         1.13 "Know-How" shall mean Trade Secrets that subsist at least in part as the personal knowledge of Sequana directors, officers, employees and agents.

         1.14 "Licensed Copyrights" shall mean the Copyrights in and to any Sequana works of authorship that are fixed in tangible medium as of the Effective Date, and which may reasonably be considered to be useful or necessary for research and development in the Field. "Licensed Copyrightable Works" shall mean any such Sequana works of authorship which are or may be protected by Copyrights.

         1.15 "Licensed Inventions" shall mean the Inventions covered by the Licensed Patent Rights.

         1.16 "Licensed Know-How" shall mean Sequana Know-How in existence as of the Effective Date and which may reasonably be considered to be useful or necessary for research and development in the Field.

         1.17 "Licensed Patent Rights" shall mean the inchoate rights under any United States and foreign patent applications as have been or may be filed by Sequana on inventions made before the Effective Date which may reasonably be considered to be useful or necessary for research and development in the Field; equivalents thereof subsequently filed in other countries; any continuations, divisions, reissues, or temporal extensions of any of the foregoing (hereinafter the "Licensed Patent Applications"); and the legal rights under any patents issuing from the Licensed Patent Applications (hereinafter the "Licensed Patents").

         1.18 "Licensed Processes" shall mean one or more processes, methods, or procedures, each of which:

(a) is covered in whole or in part by (i) a pending claim contained in a Licensed Patent Application in the country in which the process is practiced; or (ii) a valid and unexpired claim contained in a Licensed Patent in the country in which the process is practiced; or

(b) was conceived, engineered, formulated, developed, designed, implemented, manufactured, marketed, advertised, sold, distributed or used in whole or in part through the use by the Company of Licensed Trade Secrets, and/or Licensed Know-How; or

(c) utilizes in whole or in part any Licensed Copyrightable Work or any Licensed Software.

         1.19 "Licensed Products" shall mean one or more products, each of which:

(a) is covered in whole or in part by, or is manufactured or used by using a process which is covered in whole or in part by, (i) a pending claim contained in a Licensed Patent Application in the country in which the products are made, used, offered for sale, sold or imported; or (ii) a valid and unexpired claim contained in a Licensed Patent in the country in which the products are made, used, offered for sale, sold or imported; or

(b) was conceived, engineered, formulated, developed, designed, implemented, manufactured, marketed, advertised, sold, distributed or used in whole or in part through the use by the Company of Licensed Trade Secrets and/or Licensed Know-How; or

(c) comprises in whole or in part any Licensed Copyrightable Work or Licensed Software.

         1.20 "Licensed Services" shall mean the use of Licensed Products and/or Licensed Processes by the Company on behalf of third parties (i.e., to provide services to third parties).

         1.21 "Licensed Software" shall mean Sequana Software in existence as of the Effective Date and which may reasonably be considered to be useful or necessary for research and development in the Field.

         1.22 "Licensed Trade Secrets" shall mean all Sequana Trade Secrets in existence as of the Effective Date which may reasonably be considered to be useful or necessary for research and development in the Field.

         1.23 "Sequana Improvement Technology" shall mean Improvement Patent Rights, Improvement Copyrights, Improvement Trade Secrets, Improvement Know-How, and Improvement Software, taken collectively.

         1.24 "Sequana Technology" shall mean the Licensed Patent Rights, Licensed Copyrights, Licensed Trade Secrets, Licensed Know-How, and Licensed Software, taken collectively.

         1.25 "Software" shall mean Sequana computer code, including both source code and object code, which, when executed by a digital computer, provides said computer with the capability of manipulating numbers, text and/or graphics in a manner defined by said computer code.

         1.26 "Trade Secrets" shall mean information, including formulae, patterns, compilations, programs, devices, methods, techniques, or processes that (i) derive independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) are the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets as defined herein shall include all proprietary rights to the commercial use and exploitation of Confidential Information that may be protected by the laws of the United States or any state thereof, or of any federal or local foreign government having jurisdiction pertaining thereto, whether or not such rights are also protectable by patent rights or other legal rights.

         1.27 "Transition Date" shall mean the later of the date that is (i) three after the Effective Date, or (ii) the date upon which the equity ownership interests of MSK and Sequana, as defined in the Joint Venture Agreement, are first reduced by the contribution of capital from a party other than MSK or Sequana.


ARTICLE II - GRANT

         2.1 In exchange for the promises and other consideration contained herein and in the Joint Venture Agreement, Sequana hereby grants to the Company a non-exclusive, royalty-free, worldwide right and license under the Sequana Technology to conduct research and development in the Field and to develop, make, have made, use, lease, offer for sale, sell and import Licensed Products, to practice the Licensed Processes, and to provide Licensed Services; but all of the rights granted under this Section 2.1 are expressly limited to the Field. This grant shall continue in perpetuity or until this Agreement may be terminated as hereinafter provided.

         2.2 In exchange for the promises and other consideration contained herein and in the Joint Venture Agreement, Sequana further grants to the Company, a non-exclusive, royalty-free, worldwide right and license under the Sequana Improvement Technology (and also, in as much as needed to practice the Sequana Improvement Technology, under the Licensed Patent Rights, Licensed Copyrights, Licensed Trade Secrets, Licensed Know-How, and Licensed Software) to develop, make, have made, use, lease, offer for sale, sell and import Improvement Products, to practice the Improvement Processes, and to provide Improvement Services; but all of the rights granted under this Section 2.2 are expressly limited to the Field. This grant shall be construed to include the right to use the results of research as may be conducted by Sequana in the Field; and, to the extent that Sequana has the right to so grant, the right to use the results of research as may be conducted by third parties in the Field. This grant shall continue until the Transition Date. Sequana and the Company hereby agree that prior to the expiration of this grant, they shall enter into good faith negotiations to determine a mutually agreeable royalty or other fee basis upon which such grant may be extended beyond such expiration.

         2.3 The Company shall not have the right to grant sublicenses to any of the rights, privileges and license granted hereunder, except to the limited extent such sublicenses are impliedly granted to purchasers of Licensed Products, Licensed Services, Improvement Products or Improvement Services.

          2.4 In exchange for the promises and other consideration contained herein and in the Joint Venture Agreement, Sequana further grants to the Company an option, commencing with the Effective Date and expiring [***] thereafter, to acquire non-exclusive sublicenses from Sequana, but only in the Field, under those Software and other technology licenses from third parties which are listed in Exhibit A hereto. Also in exchange for such consideration, Sequana hereby grants to the Company options to acquire non-exclusive sublicenses from Sequana, but only in the Field, under those Software and other technology licenses from third parties which may be obtained by Sequana between the Effective Date and the Transition Date, each such option to begin upon the effective date of each such license and end [***] thereafter or upon the Transition Date, whichever is sooner. All sublicenses optioned under this paragraph shall be at Sequana's actual or allocable cost for the Company's use thereof, and shall be limited to the extent to which Sequana has the right to so sublicense. Upon the Company's exercise of such an option, which shall be effected by written notice to Sequana within the applicable option period, Sequana shall within a reasonable time thereafter prepare and forward to the Company sublicense agreement(s) prepared in accordance with the requirements of the primary license, and requiring the costs of the Company's use thereof to be paid directly by the Company, if the primary license so permits. All such sublicenses shall, by their terms, expire on the Transition Date. Sequana and the Company hereby agree that prior to the Transition Date they shall enter into good faith negotiations to determine a mutually agreeable royalty or other fee basis upon which such sublicenses may be extended beyond such expiration.

*** CONFIDENTIAL TREATMENT GRANTED

[***]

         2.6 The parties hereby agree that within a reasonable time after the Effective Date hereof, the Company and Sequana will meet to discuss reasonable and secure means by which the Licensed Copyrightable Works, Licensed Trade Secrets, Licensed Know-How and Licensed Software will be delivered from Sequana to the Company; and that such delivery shall be completed within one hundred and eighty (180) days after the Effective Date, unless (i) such period shall be extended by mutual agreement between the Company and Sequana, or (ii) delivery of certain materials during such period shall not be practicable, in which case transfer of same shall be completed within thirty (30) days of becoming practicable. The parties further agree that within a reasonable time after the Effective Date they will meet to discuss an ongoing process by which Improvement Copyrightable Works, Improvement Trade Secrets, Improvement Know-How, and Improvement Software, as well as information regarding Improvement Inventions, can be timely transferred in a secure manner from Sequana to the Company.

         2.7 Sequana hereby agrees that it will, from time to time, provide the Company with access to non-confidential, non-proprietary information regarding markers of prognostic value in the Field which is developed by Sequana during the term of this Agreement.

         2.8 The Company hereby agrees that it shall not use any of the Sequana Technology or Sequana Improvement Technology, or any of the rights or privileges granted herein, for any purposes other than research and development (including commercial development of commercial products and services) in the Field and the manufacturing, marketing and sale of commercial products and services in the Field, as set forth in this Article II.

*** CONFIDENTIAL TREATMENT GRANTED

         2.9 The grants under Sequana's Copyrights under this Article II notwithstanding, the Company hereby agrees that (i) it shall not publish any Licensed Copyrightable Works, Improvement Copyrightable Works, or significant portions thereof in academic journals or elsewhere without the express written permission of Sequana, which permission shall not be unreasonably withheld; and
(ii) that all such publications shall include attribution of authorship to Sequana and/or its directors, officers, employees, agents or affiliates in a manner that authors and readers of publications of that type would generally consider to be proper and appropriate.


         ARTICLE III - CONFIDENTIALITY

         3.1 Sequana and the Company hereby agree to, and to use their best efforts to cause their respective officers, directors, employees and agents to, maintain one another's Confidential Information in strict secrecy, through at a minimum the use of the same security measures as each uses to protect its own most confidential records and information. Sequana hereby agrees that it shall cause each of its officers, directors, employees and agents who receive Confidential Information to maintain such Confidential Information in secrecy. The Company likewise agrees that each of its directors, employees, officers, and agents will be so bound in writing upon their employment, and will continue to be so bound as condition of their employment. The Company also agrees that Confidential Information will be provided only to directors, officers, employees and agents who will utilize such information in their work as permitted under this Agreement, and that all directors, officers, employees and agents receiving such Confidential Information will be informed of the obligations of confidentiality hereunder. Neither Sequana nor the Company will provide Confidential Information of the other party to any third party (other than MSK) without the express written permission from directors, officers or employees of the other party known to have authority to provide such permission. The Company and Sequana further agree that they will not, and will use their best efforts to cause their directors, officers, employees and agents not to, communicate Confidential Information of the other party to directors, officers, employees or agents of MSK unless (i) such persons are bound by confidentiality obligations such as those in this Agreement, and (ii) such persons are first made aware of the confidential nature of the information being provided. Notwithstanding anything contained herein to the contrary, the disclosure obligations set forth in this Section 3.1 shall not preclude disclosure of Confidential Information by either party hereto (or any of its respective officers, directors, employees or agents) (i) with the prior written consent of the other party hereto, (ii) to the extent necessary to comply with law or the valid order of a court or other governmental or regulatory body of competent jurisdiction, in which event the party making such disclosure shall so notify the other party hereto as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information, or (iii) to any not-for-profit, governmental or quasi-governmental organization which may require such disclosure, in which event the party making such disclosure shall take all available measures to have such organization maintain such Confidential Information in confidence; or if no such measures are available, shall so notify the other party hereto as promptly as practicable (and, if possible, prior to making such disclosure), in order to allow the other party to consider and to undertake the filing of patent applications or other protective measures.

         3.2 The Company further accepts and acknowledges that it has a special obligation of confidentiality with regard to the Licensed Inventions, Improvement Inventions, Licensed Trade Secrets, Licensed Know-How, Improvement Trade Secrets, and Improvement Know-How. The Company shall protect such Trade Secrets and Know-How by undertaking those same measures as set forth in Section
3.1 hereinabove, and also by undertaking all measures that the Company uses to protect its own trade secrets and know-how, as well as any and all other security measures as may be reasonable and appropriate under the circumstances. Furthermore, the Company hereby acknowledges that the unauthorized disclosure of Sequana Trade Secrets or Know-How would cause irreparable injury to Sequana; and the Company hereby agrees that in addition to monetary damages therefor, Sequana shall be entitled to an injunction or other equitable remedy to prevent or limit such disclosure.

         3.3 Nothing in this Article III shall be construed to require either the Company or Sequana to provide any particular Confidential Information to the other party.

         ARTICLE IV - PATENT PROSECUTION

         4.1 Sequana shall apply for, shall seek prompt issuance of, and maintain during the term of this Agreement the Licensed Patents and Improvement Patents, which shall be the primary responsibility of Sequana. All decisions regarding the filing, prosecution and maintenance of such patents shall be made by Sequana in its sole discretion; provided, however, that the Company shall have reasonable opportunities to advise Sequana and shall cooperate with Sequana in such prosecution and/or maintenance.

          4.2 Sequana may retain patent counsel of its own choosing, and reserves the right to change such counsel at its own discretion.

         4.3 Payment of all fees and costs relating to the prosecution and maintenance of the Patent Applications and Patents, including additional foreign or domestic filings, shall be paid by Sequana. However, should Sequana determine that it will not file, or that (i) it will abandon, one or more Licensed Patent Applications or Improvement Patent Applications in the United States Patent and Trademark Office, the Japanese Patent Office, the European Patent Office, or the Canadian Patent Office; or (ii) it will abandon one or more Licensed Patents or Improvement Patents by failure to pay maintenance fees therefor, then Sequana will so notify the Company. Upon written election by the Company to pay all reasonable costs therefor (including reasonable attorney's fees), Sequana will file and prosecute, and will not abandon, such applications and patents, and will maintain patents issuing therefrom, for so long as the Company continues to timely reimburse Sequana for all costs therefor.

                     [This space intentionally left blank.]

         ARTICLE V - INDEMNIFICATION

         5.1 The Company hereby agrees to indemnify and hold harmless Sequana, its directors, officers, employees, agents and affiliates against any liability, damages, loss or expense (including reasonable attorney fees and expenses of litigation) arising out of the actions of the Company, its directors, officers, employees, agents, or affiliates, or any third party acting on behalf or under authorization by the Company, as the result of any products, processes or services, including, but not limited to, the Licensed Products, Licensed Processes, Licensed Services, Improvement Products, Improvement Processes, or Improvement Services, or otherwise developed or made through the use, direct or indirect, of any Licensed Patent Rights, Improvement Patent Rights, Confidential Information, Trade Secrets, Know-How, or Software of Sequana.

         5.2 Sequana hereby agrees to indemnify and hold the Company harmless against any liability, damages, loss or expense (including reasonable attorneys fees and expenses of litigation) arising out of the breach of any representation or warranty provided by Sequana hereunder. Similarly, the Company hereby agrees to indemnify and hold Sequana harmless against any liability, damages, loss or expense (including reasonable attorneys fees and expenses of litigation) arising out of the breach of any representation or warranty provided by the Company hereunder.


         ARTICLE VI - LIABILITY FOR INJURY AND DAMAGES

         6.1 The Company shall not market, distribute, offer for sale or sell any Licensed Products or Improvement Products, or provide any Licensed Services or Improvement Services, or otherwise extend the benefits of the licenses granted hereunder to any third party, or take any other action that could reasonably be expected to give rise to a claim against Sequana for damages for personal injury, unless the Company shall have first provided Sequana with either:

(a) a certificate of insurance proving that the Company has in force, during the term of this Agreement, a policy of insurance which (1) will indemnify Sequana, its directors, officers, employees, agents and affiliates against liability claims for injury or damages arising as the result of any products, processes or services, including, but not limited to, the Licensed Products, Licensed Processes, Licensed Services, Improvement Products, Improvement Processes, or Improvement Services, or otherwise developed or made through the use, direct or indirect, of any Licensed Patent Rights, Improvement Patent Rights, Confidential Information, Trade Secrets, Know-How, or Software of Sequana; (2) is drawn in an amount not less than five million dollars ($5,000,000) for each occurrence as a combined single limit for bodily injury and death and property damage; (3) is endorsed to name to Sequana, the Company and their respective directors, officers, employees, agents and affiliates as additional insureds under such policy of insurance and such insurance shall be deemed primary; and
     (4) contains a stipulation that the required coverage will not be reduced, materially altered or canceled without first giving sixty

         (60) days prior written notice to Sequana; or
(b) evidence acceptable to Sequana that the Company has sufficient financial resources to support meaningfully the indemnification obligations undertaken herein.

         6.2 Unless waived in writing by Sequana, the Company agrees that any liability insurance policy used to satisfy Section 6.1 hereinabove shall be maintained in force for so long as this Agreement remains in effect, and for six
(6) years after termination or expiration of this Agreement. Neither the Company nor any third party shall terminate, reduce the face value of, or otherwise materially modify such insurance coverage during the aforementioned period of time, unless equal or greater coverage is provided under another policy in compliance with the foregoing provisions and without a gap in coverage.

         6.3 Cancellation, termination or expiration of any liability insurance policy used to satisfy Section 6.1 hereinabove shall automatically result in termination of the Agreement without any requirement for notice. Such termination shall become effective immediately and simultaneously with the cancellation, termination or expiration of such liability insurance policy, unless prior to termination or expiration of such insurance equal or greater coverage is provided under another policy in compliance with the foregoing provisions and without a gap in coverage.


ARTICLE VII - REPRESENTATIONS AND WARRANTIES


         7.1      Sequana hereby represents and warrants to the Company that:

(a) Sequana is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, and has the corporate power and authority to own and license its intellectual properties.

(b) Sequana has the corporate power and authority to execute, deliver and perform this Agreement, the Joint Venture Agreement, and other agreements contemplated hereunder and thereunder.

(c) The execution, delivery and performance of this Agreement, the Joint Venture Agreement and the other agreements contemplated hereunder and thereunder have been duly authorized and approved by the Board of Directors of Sequana, and no other corporate proceedings on the part of Sequana are necessary to authorize and approve this Agreement, the Joint Venture Agreement, or the other agreements contemplated hereunder and thereunder. This Agreement has been duly executed and delivered by Sequana.

(d) Assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding obligation of Sequana, enforceable against Sequana in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

(e) The execution, delivery and performance of this Agreement, the Joint Venture Agreement, and the other agreements contemplated hereby and thereby will not:

                  i. contravene any provisions of the Certificate of Incorporation or By-Laws of the Sequana;

                  ii. to the knowledge of Sequana, (with or without notice or lapse of time or both) result in a breach of any provision of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any license, contract, agreement, or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, of any kind to which the Sequana or any of its properties or assets is subject; or

                  iii.     violate or conflict with any statutes, ordinances,

                          codes, laws, rules, regulations, decrees, judgments or injunctions applicable to Sequana or any of its respective properties or assets.

(f) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any authorization, consent, permit or approval of, or notice to, or filing with, any third party, including, but not limited to any governmental or regulatory authority, other than filings pursuant to the Exchange Act of 1934.

(g) Sequana owns all of the Sequana Technology and will own all of the Sequana Improvement Technology, and such ownership has not been challenged by any Person (as that term is defined in the Joint Venture Agreement). Sequana has not received any communication(s), or otherwise received any information, asserting a claim by any Person to the ownership of or right to use such Sequana Technology, or alleging that Sequana has violated, or by conducting its business or granting the licenses contemplated hereby would violate, any of the licenses, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets, know-how, inventions, designs, proprietary rights and processes, works of authorship, computer programs and technical data and information of any other Person, and Sequana does not know of any basis for any such claim. To the knowledge of Sequana (without investigation, other than ongoing efforts by Sequana to be generally aware of activities by competitors and others in the biotechnology field), no Person is infringing upon or otherwise acting adversely to the right or claimed right of Sequana under or with respect to any of the Sequana Technology.

(h) There are no technologies for which Sequana has a license, but does not have the right to sublicense, which are currently contemplated to be required in order for the Company to carry out the research and other transactions contemplated by the 1997 Annual Plan. [***]

         7.2 Except as expressly set forth herein, Sequana makes no warranties, expressed or implied, as to any matter whatsoever, including, without limitation, the condition, merchantability or fitness for purpose of any information or rights provided hereunder, including without limitation the Licensed Products, Improvement Products, Licensed Processes, Improvement Processes, Licensed Services, Improvement Services, Licensed Patent Rights, Improvement Patent Rights, Licensed Copyrights, Improvement Copyrights, Licensed Trade Secrets, Improvement Trade Secrets, Licensed Know-How, Improvement Know-How, Licensed Software, or Improvement Software. Sequana shall not be liable for any direct, consequential, or other damages suffered by the Company or any third party resulting from the use of any of the foregoing, except to the extent of any breach of a representation or warranty of Sequana.

         7.3 Except as expressly set forth herein, Sequana makes no representations or warranties of any kind regarding whether any of the rights granted hereunder can be utilized by the Company in any manner without infringing the intellectual property rights of third parties. The Company acknowledges that the Company alone is responsible for (1) considering whether any products, methods or services that it contemplates making, using, selling, offering for sale, or importing might infringe any such third parties' rights;
(2) obtaining any licenses that may be required, or alternatively, modifying its products, methods or services in order to avoid such infringement; (3) except to the extent of any breach of a representation or warranty of Sequana, defending (including the payment of reasonable attorney's fees and costs of litigation) and holding Sequana, its directors, officers, agents, and affiliates harmless against any and all intellectual property infringement suits (pursuant to Section 5.1 hereinabove); and (4) except to the extent of any breach of a representation or warranty of Sequana, paying any and all damages or settlement costs arising therefrom.


         ARTICLE VIII - TERMINATION

         8.1 If the Company shall be dissolved, or if the Joint Venture Agreement shall be terminated in accordance with its terms, this Agreement shall terminate simultaneously therewith, without the necessity for notice thereof to either party.

         8.2 If the Company (i) shall make a general assignment for the benefit of creditors, (ii) shall file a voluntary petition of bankruptcy, (iii) shall be adjudged a bankrupt or insolvent, or have had entered against it an order for relief in any bankruptcy or insolvency proceeding, (iv) shall file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation,
(v) shall file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding specified in (vii) below, (vi) shall seek, consent to

*** CONFIDENTIAL TREATMENT GRANTED
or acquiesce in the appointment of a trustee, receiver or liquidator of the Company or of all or any substantial part of the assets of the Company or (vii) shall fail to obtain dismissal within 60 days of the commencement of any proceeding against the Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of the Company or of the Company's assets or any substantial portion thereof, this Agreement shall automatically terminate, inasmuch as permitted under applicable and prevailing law.

         8.3 Upon any material breach or default of this Agreement by the Company, other than those occurrences set out in Paragraphs 8.1 and 8.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 8.3, Sequana shall have the right to serve notice upon the Company by certified mail at the address designated herein, of its intention to terminate this Agreement upon the expiration of ninety (90) days after the day said notice was mailed, unless the Company shall cure any such breach or default within said ninety (90) day period. Upon the expiration of said ninety (90) day period, if the Company shall not have so cured, and if Sequana deposits a notice of final termination with the United States Postal Service for mailing by certified mail, final termination of this Agreement shall be effective on the date of said deposit.

         8.4 In the event that the Company shall have determined to permanently abandon the development, manufacture, use, offering for sale, distribution, promotion, sale, and importation of Licensed Products, Licensed Processes, Licensed Services, Improvement Products, Improvement Processes, and Improvement Services, then Sequana shall have the right to serve notice upon the Company by certified mail at the address designated herein, of its intention to terminate this Agreement upon the expiration of six (6) months after the day said notice was mailed. Upon the expiration of said six (6) month period, if the Company shall not have provided Sequana with a detailed written plan for the continued or revived development, manufacture, use, offering for sale, distribution, promotion, sale, and importation of one or more of same, and if Sequana deposits a notice of final termination with the United States Postal Service for mailing by certified mail, final termination of this Agreement shall be effective on the date of said deposit.

         8.5 Upon termination of this Agreement pursuant to Sections 8.1, 8.2, and 8.4 hereinabove, the company may, for a period of six (6) months after the termination date, sell all Licensed products and Improvement Products on hand as of the termination date, and complete the manufacture of all Licensed Products and Improvement Products that are the process of manufacture at the time of such termination and sell the same.

         8.6 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

         8.7 The parties hereby agree that the confidentiality obligations of Sequana and the Company set forth in Article III hereof, and the indemnity and insurance obligations of the

Company set forth in Articles V and VI hereof, and the indemnity obligations of Sequana set forth in Article V hereof, shall survive termination of this Agreement.

           ARTICLE IX - RELATIONSHIP TO THE JOINT VENTURE AGREEMENT

         9.1 This Agreement is made contingent upon the prior or simultaneous execution of the Joint Venture Agreement; and the continued force and effect of this Agreement is fully dependent upon the continued force and effect of the Joint Venture Agreement. Any failure of the Joint Venture Agreement to be fully binding upon the parties thereto -- for reasons including without limitation failure of authorized execution, impossibility, termination for cause, expiration, frustration of purpose, force majeure, and illegality -- shall render this Agreement terminated, expired, or null and void as is the Joint Venture Agreement, as of the moment of such termination, expiration, or other failure of the Joint Venture Agreement. The parties hereto expressly waive the need for any specific notice of the termination, expiration, or other failure of this Agreement as may thus occur.

         9.2 The parties hereby agree that in the event of a disagreement or other need to resolve any ambiguity there may be regarding the language of this Agreement or the intent of the parties, reference may be made to the language of the executed Joint Venture Agreement, as if its terms and the terms of this Agreement were in the same agreement; provided, however, that doing so does not create an ambiguity in the interpretation of this Agreement where one otherwise did not exist; and further provided that this Section 9.2 shall not be construed as an agreement to admit parol evidence of any other form to be used in the resolution of such ambiguity.


           ARTICLE X - ARBITRATION

         10.1 Except as to issues relating to the validity, construction or effect of any patent or copyright licensed hereunder, any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, which have not been resolved by good faith negotiations between the parties, shall be resolved by final and binding arbitration in New York, NY under the rules of the American Arbitration Association then pertaining. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement. Any award rendered in such arbitration may be enforced by either party in either the courts of the State of New York or in the United States District Court for the Southern District of New York, to whose jurisdiction for such purposes Sequana and the Company each hereby irrevocably consent and submit.

         10.2 Claims, disputes or controversies concerning the validity, construction or effect of any patent or copyright licensed hereunder shall be resolved in a court having subject matter jurisdiction thereof.

        10.3 In the event that, in any arbitration proceeding, any issue shall arise concerning the validity, enforceability, construction or effect of any patent or copyright licensed hereunder, the arbitrators shall assume the validity and enforceability of such patent or copyright in its entirety; in any event the arbitrators shall not delay the arbitration proceeding for the purpose of obtaining or permitting either party to obtain judicial resolution of such issue, unless an order staying such arbitration proceeding shall be entered by a court of competent jurisdiction. Neither party shall raise any issue concerning the validity, enforceability, construction or effect of any patent licensed hereunder in any proceeding to enforce any arbitration award hereunder or in any proceeding otherwise arising out of any such arbitration award.


         ARTICLE XI - INFRINGEMENT

         11.1 The Company and Sequana shall promptly inform the other in writing of any alleged infringement of which it shall have notice by a third party of any patents, copyrights, trade secrets, know-how, or software licensed hereunder, and provide such other with any available evidence of infringement.

         11.2 During the term of this Agreement, Sequana alone shall have the right, but shall not be obligated, to prosecute at its own expense legal action against any infringers of any of the intellectual property rights licensed hereunder. In furtherance of such right, the Company hereby agrees that Sequana may join the Company as a party plaintiff in any such suit, without expense to the Company. The total cost of any such infringement action shall be borne by Sequana, and Sequana shall keep any recovery or damages for past infringement derived therefrom.

         11.3 In any infringement suit as Sequana may institute to enforce any of the intellectual property rights licensed hereunder, the Company shall, at the request of Sequana, cooperate in all respects and, to the extent possible, have its directors, officers, employees and agents testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

         11.4 Sequana shall have the sole right to defend any of the intellectual property rights licensed hereunder against any declaratory judgment or other action alleging invalidity, unenforceability, or other defect in same.

         11.5 Subject to Section 2.5 hereof, Sequana shall have the sole right to settle any third party infringement of intellectual property rights licensed hereunder by granting a license to the accused infringer or otherwise, in Sequana's sole discretion.

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
         ARTICLE XII - ASSIGNMENT

         12.1 Neither party may assign or otherwise transfer this Agreement and the license granted hereby and the rights acquired by it hereunder without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and permitted assigns.


         ARTICLE XIII - NON-USE OF NAMES

         13.1 The Company shall not use the names of Sequana nor of its directors, officers, employees, agents or affiliates, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from Sequana in each case, except that the Company may state that it is licensed by Sequana under one or more of the patents and/or applications comprising the Licensed Patent Rights and Improvement Patent Rights.


         ARTICLE XIV - COMMUNICATIONS

         14.1 Any notice, request, consent or communication (collectively, a "Notice") under this Agreement shall be effective if it is in writing and (i) personally delivered, (ii) sent by certified or registered mail, postage prepaid, return receipt requested, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) telexed or telecopied, with receipt confirmed, addressed as set forth in Section 10.2 of the Joint Venture Agreement or to such address as shall be furnished by either party hereto to the other party hereto. A Notice shall be deemed to have been given as of (i) the date when personally delivered, (ii) three (3) days after being deposited with the United States certified or registered mail, properly addressed, return receipt requested, postage prepaid, (iii) the next day when delivered using business hours to said overnight delivery service properly addressed, or (iv) confirmation of receipt of the telex or telecopy, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient. All Notices shall specifically state: (i) the provision (or provisions) of this Agreement with respect to which such Notice is given, and (ii) the relevant time period, if any, in which the party receiving the Notice must respond.


         ARTICLE XV - MISCELLANEOUS PROVISIONS

         15.1 This Agreement and the Joint Venture Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Delaware, U.S.A. without regard to the conflict of law principles thereof, except that questions affecting the validity, construction or effect of any patent shall be determined by the laws of the country in which the patent was granted.

          15.2 The parties hereto acknowledge that this Agreement, the Joint Venture Agreement, the Services Agreements (as such term is defined in the Joint Venture Agreement) and the Warrant Agreement (as such term is defined in the Joint Venture Agreement) sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any charge or modification except by the execution of a written instrument subscribed to by the parties hereto.

         15.3 The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         15.4 The Company agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale. Unless truly impossible, patent marking shall be physically made upon the patented article itself. The Company hereby acknowledges that failure to mark or failure to properly mark may result in the lack of notice to infringers, and that the Company shall be fully liable to Sequana for the loss of infringement damages which may result therefrom.

         15.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

         15.6 Nothing herein shall be construed to require the Company to utilize any of the rights granted by Sequana hereunder, or to prevent or restrict the Company from acquiring or using alternate gene discovery technology of a third party or parties.

         15.7 Subject to Section 6.4 of the Joint Venture Agreement, the Company shall hold all tangible embodiments of Sequana Technology and Sequana Improvement Tecnology and Sequana's Confidential Information in trust for Sequana, irrespective of when or by whom such were made. Subject to Section 6.4 of the Joint Venture Agreement, upon the termination or expiration of this Agreement for any reason, the Company shall promptly transfer to Sequana any and all such embodiments, including all copies thereof.

                     [This space intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto, by the signatures of their respective authorized representatives, do attest that the Joint Venture Agreement has already been executed, or is being executed simultaneously herewith; and the parties hereto, by those same signatures, do hereby duly execute this License Agreement, with the intention to become bound thereby.


                                  SEQUANA THERAPEUTICS, INC.

                                  By:  /s/ Kevin J. Kinsella
                                      -------------------------------------
                                      Name:  Kevin J. Kinsella
                                      Title: President and Chief Executive

                                  GENOS BIOSCIENCES, INC.

                                  By: /s/ N.C. Dracopoli
                                     -------------------------------------
                                     Name:  Nicholas Dracopoli
                                     Title: Vice-President, Research Director

                              THIRD PARTY LICENSES


[***]

*** CONFIDENTIAL TREATMENT GRANTED

                               SERVICES AGREEMENT

        This Services Agreement is made and entered into as of the 29th day of January, 1997, between Sequana Therapeutics, Inc., a California corporation ("Sequana"), and Genos Biosciences, Inc., a Delaware corporation (the "Company").

                                    RECITALS

        1. Sequana and Memorial Sloan-Kettering Cancer Center, a New York not-for-profit corporation ("MSK"), have entered into a Joint Venture Agreement dated as of January 29, 1997 (the "JV Agreement"), which contemplates the establishment, as a joint venture, of the Company.

        2. The Company will engage in the business of researching and identifying genes and related genetic sequence information associated with the etiology of breast, prostate, and colon cancer, for the purpose of developing diagnostic, prognostic, and therapeutic products and services relating thereto.

        3. The Company requires that Sequana provide certain services to enable the Company to achieve its purpose.

                                   AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sequana and the Company agree as follows:

        1. TERM.

        1.1. This Agreement shall be effective on the date hereof and shall continue until the dissolution of the Company pursuant to the terms of the JV Agreement (the "Term"), unless terminated earlier in accordance with Section
1.2 hereof.

        1.2. Subject to the provisions of Section 5 hereof, either party hereto may terminate this Agreement due to a material breach by the other party of any of its obligations or covenants hereunder upon 30 calendar days' notice to the breaching party if such breaching party fails to remedy such breach within such 30 calendar days, or if such breach cannot be remedied within such 30 calendar days, if such breaching party has not undertaken substantial good faith efforts to remedy such breach. This Agreement may not be terminated without cause except as specifically provided herein or by the mutual written agreement of the parties.

        1.3 In the event that this Agreement is terminated due to the material breach of either party pursuant to Section 1.2 hereof, the duties and obligations of the breaching party which have accrued prior to termination shall not be released or discharged by such termination.

        2. AGREEMENT TO PERFORM SELECTED SERVICES.

        2.1. Subject to all of the terms and conditions hereof, Sequana and the Company hereby agree that Sequana shall offer and provide to the Company during the Term those services described on Schedule A hereto (collectively, the "Services"). The Services shall be provided on a reasonably timely basis. Charges for Services shall be as set forth in Section 3 hereof. The level of Services to be provided in a given fiscal year shall be based on the anticipated needs set forth in the Annual Plan (as defined in the JV Agreement) for such fiscal year.

        2.2. The Company shall afford to the officers, directors, employees and representatives of Sequana, upon reasonable request, on-line access to computer data (the "Data") generated by the Company and which are reasonably necessary to enable Sequana to provide the Services, provided, that such access does not unreasonably disrupt the personnel and/or operations of the Company. Sequana agrees that all Data provided to Sequana or any of its officers, directors, employees or representatives pursuant to the first sentence of this Section 2.2 shall be kept confidential, and Sequana shall not disclose such Data to any persons other than the directors, officers, employees, and legal and financial advisors of Sequana who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information; provided, however, the foregoing obligation of Sequana shall not (i) relate to any information that (a) is or becomes generally available other than as a result of unauthorized disclosure by Sequana or by persons to whom Sequana has made such information available, (b) is or becomes available to Sequana on a non-confidential basis from a third party that is not, to Sequana's knowledge, bound by any other agreement relating to confidentiality with the Company or
(ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

        3. CHARGES FOR SERVICES; PAYMENT.

        3.1 With respect to supplies and/or equipment provided to the Company, or utilized, by Sequana in connection with any Service(s) provided hereunder, the Company shall pay Sequana [***]. With respect to any employee (a "Sequana Employee") of Sequana who provides any Service(s) hereunder, the Company shall pay to Sequana, [***], the Proportionate Employee Cost (as hereinafter defined) for such Sequana Employee for the applicable fiscal year, subject to quarterly reconciliation (based on time actually devoted to such Service(s)). "Proportionate Employee Cost" with respect to any Sequana Employee shall mean [***]. The payments for the Services shall be made from and to the extent of the capital committed by Sequana and MSK pursuant to the JV Agreement.

        3.2. Sequana shall bill the Company monthly for all charges for Services provided hereunder, which bill shall be accompanied by reasonable documentation or explanation supporting such charges, and the Company shall pay Sequana in full for all charges for Services within 30 days after receipt of such bill and other documentation or explanation, subject to the second sentence of Section
3.1 hereof.

        4. MUTUAL COVENANT. Except to the extent otherwise provided herein, the Company and Sequana covenant and warrant that the charges for the Services hereunder are fair and equitable.

        5. FORCE MAJEURE. If either party hereto is unable to perform any of its duties or fulfill any of its covenants or obligations under this Agreement as a result of causes beyond its control and without its fault or negligence, including, but not limited to, acts of God or government, fire, flood, war, governmental controls, and labor strife, then (i) such party shall not be deemed to be in breach of this Agreement during the continuance of such events which rendered it unable to perform; (ii) such party shall have such additional time thereafter as is reasonably necessary to enable it to resume performance of its duties and obligations under this Agreement; and (iii) in the case of Sequana's failure to perform, the Company

***CONFIDENTIAL TREATMENT REQUESTED
shall not be required to pay Sequana for any Service not performed to the extent that such other party is unable to perform and, in the case of the Company's failure to perform, Sequana shall not be required to perform the Services to the extent the Company's failure renders Sequana unable to provide such Services. Notwithstanding the foregoing, if the suspension of a party's obligation to perform under this Agreement is of such a nature or duration as to substantially frustrate the purpose of this Agreement, then the Company or Sequana, as the case may be, shall have the right to terminate this Agreement by giving to the other 30 days' prior written notice of termination, in which case termination shall be effective upon the expiration of such 30-day period unless performance is resumed prior to such expiration.

        6.      MISCELLANEOUS.

        6.1. Assignability. Neither party hereto shall assign this Agreement or any Services to be provided hereunder without the prior written consent of the other party hereto.

        6.2. Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any third party any rights or remedies by virtue of this Agreement.

        6.3. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        6.4. Notices. Except as otherwise expressly provided herein, any notice, request, consent or communication (collectively, a "Notice") under this Agreement shall be effective if it is in writing and (i) personally delivered,
(ii) sent by certified or registered mail, postage prepaid, return receipt requested, (iii) sent by a nationally recognized over-night delivery service, with delivery confirmed, or (iv) telexed or telecopied, with receipt confirmed, addressed as shown below:

If to the Company               Genos Biosciences, Inc.
                                11099 N. Torrey Pines Road
                                Suite 220
                                La Jolla, California 92037
                                Attention: Chief Executive Officer

If to Sequana                   Sequana Therapeutics, Inc.
                                11099 North Torrey Pines Road
                                Suite 160
                                La Jolla, California 92037
                                Attention: Kevin Kinsella
                                Facsimile: (619) 452-6653

        with a copy to:         Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                                New York, New York 10022
                                Attention: Mark C. Smith, Esq.
                                Facsimile: (212) 735-2001

A Notice shall be deemed to have been given as of (i) the date when personally delivered, (ii) three (3) days after deposited with the United States certified or registered mail, properly addressed, return receipt requested, postage prepaid, (iii) the next day when delivered during business hours to said overnight delivery service properly addressed, or (iv) confirmation of receipt of the telex or telecopy, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient. All Notices shall specifically state: (i) the provision (or provisions) of this Agreement with respect to which such Notice is given, and (ii) the relevant time period, if any, in which the party receiving the Notice must respond.

The addresses set forth above may be changed by any party upon furnishing to the other party a notice of change of address in accordance with the terms of this paragraph.

        6.5. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware.

        6.6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

        6.7. Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

        6.8. Time of the Essence. The parties agree that time shall be of the essence in the performance of their obligations hereunder.

        6.9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        6.10. Entire Agreement. This Agreement and the other agreements referenced herein constitute the entire agreement between the Company and Sequana with respect to the matters covered herein and supersede any prior negotiations, understandings or agreements with respect to the matters contemplated hereby.

        6.11. Liability for Non-Performance. Neither of the parties hereto shall have any liability to each other for failure to perform its obligations hereunder unless such failure arises out of, directly or indirectly, the misconduct or gross negligence on the part of the nonperforming party. Neither party shall be required to perform any Service (or any part of any Service) to the extent that performance of such Service (or such part of such Service) would violate any law, rule or regulation.

        6.12. Independent Entities. In carrying out the provisions of this Agreement, the Company and Sequana are and shall be deemed to be for all purposes, separate and independent entities. The Company and Sequana shall select their employees and agents, and such employees and agents shall be under the exclusive and complete supervision and control of the Company or Sequana, as the case may be. The Company and Sequana hereby acknowledge responsibility for full payment of wages and other compensation to all employees and agents engaged by either in the performance of their respective Services under this Agreement. It is the express intent of this Agreement that the relationship of the Company to Sequana and Sequana to the Company shall be solely that of separate and independent companies and not that of a joint venture, partnership or any other joint relationship.

        6.13. Intellectual Property. All intellectual property rights that are created or otherwise arise in the course of providing Services on behalf of the Company hereunder shall belong to the Company, and Sequana hereby agrees to execute all documents and to take all other actions required in order for the Company to secure such rights.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.


                                    GENOS BIOSCIENCES, INC.

                                    By: /s/ N. C. DRACOPOLI
                                        ----------------------------------------
                                        Name: Nicholas Dracopoli
                                        Title: Vice President, Research Director


                                    SEQUANA THERAPEUTICS, INC.

                                    By: /s/ KEVIN J. KINSELLA
                                        ---------------------------------------
                                        Name: Kevin J. Kinsella
                                        Title: President and Chief Executive

                                   SCHEDULE A


                                     [***]







*** CONFIDENTIAL TREATMENT REQUESTED


                                      -8-